UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BAXANO SURGICAL, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 20, 2013

TO OUR STOCKHOLDERS:

You are cordially invited to the 2013 Annual Meeting of Stockholders of Baxano Surgical, Inc., a Delaware corporation. The 2013 Annual Meeting of Stockholders will be held on Tuesday, August 20, 2013 at 10:00 a.m., local time, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615 for the following purposes:

1.	To elect three Class III directors to serve for a term of three years expiring upon the 2016 annual meeting of stockholders or until the election of their successors are elected and duly qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.	To approve an amendment to our 2007 Stock Incentive Plan, which will increase the number of shares of our common stock available for issuance under the plan by an additional 4,000,000 shares;
4.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only our stockholders of record at the close of business on July 3, 2013 are entitled to notice of, and to vote at, the 2013 Annual Meeting of Stockholders.

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about July 11, 2013, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access on the Internet our proxy statement for the 2013 Annual Meeting of Stockholders and our annual report on Form 10-K for the fiscal year ended December 31, 2012, as amended. The Notice will also include instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

All stockholders are cordially invited to attend the 2013 Annual Meeting of Stockholders in person. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: (1) over the Internet, by accessing the website address printed on your Notice; or (2) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy or voted by Internet.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ken Reali Ken Reali President and Chief Executive Officer

Raleigh, North Carolina
July 5, 2013

PROXY STATEMENT FOR THE 2013
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 20, 2013

ABOUT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Baxano Surgical, Inc., which we refer to as “the Company,” “we,” “us,” or “our,” is asking for your proxy for use at the Company’s 2013 Annual Meeting of Stockholders, or the Annual Meeting, to be held on August 20, 2013 at 10:00 a.m., local time, or at any postponements or adjournments thereof, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to Be Held on Tuesday, August 20, 2013:

The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy, and our annual report on Form 10-K for the fiscal year ended December 31, 2012, as amended, or our Annual Report, are available on the Internet at www.ir.baxanosurgical.com/proxy.cfm. Information included on our Website, other than these materials, is not part of the proxy soliciting materials.

QUESTIONS AND ANSWERS ABOUT
THE 2013 ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this Proxy Statement.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and any other matters that properly come before the Annual Meeting.
Q:	When and where will the Annual Meeting be held?
A:	You are invited to attend the Annual Meeting on August 20, 2013 beginning at 10:00 a.m., local time. The Annual Meeting will be held at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.
Q:	Why did I receive these proxy materials?
A:	We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Pursuant to the “notice and access” rules of the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting and conserve natural resources. Beginning on or about July 11, 2013, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy materials on the Internet, including this Proxy Statement and our Annual Report, and how to access the Internet voting site and vote using the Internet. Some stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet, or will be mailed paper copies of our proxy materials and a proxy card or voting form.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation.

Q:	How may I receive a printed copy of the proxy materials?
A:	If you would prefer to receive printed proxy materials, please follow the instructions in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Q:	What am I being asked to vote upon at the Annual Meeting?
A:	At the Annual Meeting, you will be asked to:
•	Elect three Class III directors to serve for a term of three years expiring upon the 2016 annual meeting of stockholders or until their successors are elected and duly qualified (Proposal No. 1);
•	Ratify the appointment of PricewaterhouseCoopers LLP, who we refer to as PricewaterhouseCoopers, as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2);
•	Approve an amendment to our 2007 Stock Incentive Plan, which will increase the number of shares of our common stock available for issuance under the plan by an additional 4,000,000 shares (Proposal No. 3);

•	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers (Proposal No. 4); and
•	Act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Q:	How does the Board of Directors recommend that I vote on the proposals?
A:	The Board of Directors recommends that you vote each of your shares “FOR” each of the three Class III director nominees, “FOR” the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the approval of an amendment to our 2007 Stock Incentive Plan, which will increase the number of shares of our common stock available for issuance under the plan by an additional 4,000,000 shares, and “FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.
Q:	What are the voting requirements to approve the proposals?
A:	The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:
•	Election of Directors (Proposal No. 1) — Directors are elected by a plurality of votes cast, so the three director nominees who receive the most votes will be elected, assuming that a quorum is present. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, they do not possess discretionary authority to vote shares with respect to the election of directors. Accordingly, to the extent brokers do not receive voting instructions from beneficial owners, broker non-votes will result for this item and will not be counted for any purpose in determining whether this proposal has been approved. Please see “What happens if I do not vote?” below for a discussion of “broker non-votes.”
•	Ratification of Appointment of Accounting Firm (Proposal No. 2) — Ratification of our appointment of PricewaterhouseCoopers will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter on which brokers have the discretion to vote, broker non-votes will not result for this item.
•	Approval of Amendment to 2007 Stock Incentive Plan (Proposal No. 3) — Approval of the amendment to our 2007 Stock Incentive Plan will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.
•	Approval of Executive Compensation (Proposal No. 4) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.
Q:	What happens if I do not vote?
A:	The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals at the Annual Meeting:
•	Abstentions: You may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total number of votes cast on the particular matter, and will have the same effect as a vote “AGAINST” Proposal No. 2, Proposal No. 3 and Proposal No. 4 (each of which require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter).
•	Broker Non-Votes: “Broker non-votes” are shares held by a broker, dealer, bank or other nominee (each, a “nominee”) that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee has authority to vote shares that it holds is determined by the rules of the New York Stock Exchange that govern most domestic brokerage firms. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal No. 1, Proposal No. 3, or Proposal No. 4 unless they receive instructions from the beneficial owners of the shares. Please see “Who can vote at the Annual Meeting?” below for a discussion of beneficial ownership.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal.

Q:	Who can vote at the Annual Meeting?
A:	Only our stockholders of record at the close of business on July 3, 2013, which we refer to as the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, approximately 45,197,632 shares of our common stock were issued and outstanding and held of record by approximately 134 stockholders. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by our stockholders at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.
•	Holders of Record: If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a “holder of record.” As a “holder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement.
•	Beneficial Owners: If, on the Record Date, your shares were held in an account with a nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the “holder of record” for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the “holder of record,” you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.
Q:	What is the quorum requirement for the Annual Meeting?
A:	The presence at the Annual Meeting, in person or represented by proxy, of holders of a majority of the outstanding shares of our common stock outstanding as of the Record Date will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Q:	How can I vote my shares?
A:	If you are a holder of record, you may vote by mail or in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” you may vote by mail, in person at the Annual

Meeting, or over the Internet. The voting methods available for holders of record and beneficial owners are described in greater detail below. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Ken Reali and Joseph Slattery, the designated proxyholders, are members of the Company’s management.
•	Vote by Internet. You can vote over the Internet by following the instructions provided in your Notice to access the website address printed in the Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on August 19, 2013. If you received a proxy card and vote over the Internet, you need not return your proxy card.
•	Vote by Mail. If you requested printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on August 19, 2013. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with your printed Proxy Statement.
•	Vote at the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in “street name,” you must obtain a proxy, executed in your favor by your nominee to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Q:	How may I attend the Annual Meeting?
A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If your shares are held in “street name,” you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your nominee, or similar evidence of ownership. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.
Q:	What can I do if I change my mind after I vote my shares?
A:	You may change your vote at any time before your proxy is voted at the Annual Meeting. You may change your vote by (i) providing written notice of revocation to our Corporate Secretary at our corporate headquarters located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, (ii) executing a subsequent proxy using any of the voting methods discussed above, or (iii) attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.
Q:	Could other matters be decided at the Annual Meeting?
A:	As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Q:	Who is paying for the cost of this proxy solicitation?
A:	The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.
Q:	How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?
A:	SEC rules and our Bylaws require that a stockholder provide us with timely advance written notice when seeking to nominate a candidate for election as a director or to propose other actions for consideration at an annual meeting of stockholders. To be timely, a stockholder’s notice must comply with the following:
•	Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC’s Rules. In order to include information with respect to a stockholder proposal in our proxy statement and form of proxy for a stockholders’ meeting, stockholders must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and any other applicable rules established by the SEC. Under Rule 14a-8, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement and proxy card for the 2014 annual meeting, the proposal must be received at our corporate offices on or before March 13, 2014, unless the date of our 2014 annual meeting is more than 30 days before or after August 20, 2014, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
•	Bylaw Requirements for Stockholder Submission of Nominations and Proposals. A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2014 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Compliance with our bylaw requirements will entitle the proposing stockholder only to present such nominations or proposals before the stockholder meeting, not to have the nominations or proposals included in our proxy statement or proxy card. Any such nomination or proposal may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. In addition, no such nomination or proposal may be brought before an annual meeting by a stockholder unless that stockholder has given timely written notice in proper form of such nomination or proposal to our Corporate Secretary, as more particularly set forth in Article II of our bylaws. Any stockholder desiring to submit a nomination or proposal for action at our 2014 annual meeting of stockholders should deliver the proposal to our Corporate Secretary at our corporate office at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615 no earlier than April 22, 2014 and no later than May 22, 2014, in order to be presented at the 2014 annual meeting of stockholders, unless our 2014 annual meeting of stockholders occurs before July 21, 2014 or after September 19, 2014, in which case, such proposal should be delivered no later than the tenth day following the date on which notice of the date of the 2014 annual meeting of stockholders is mailed or public disclosure of the date of the meeting is made, whichever occurs first. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder nominations or proposals to be considered at any special meeting) may be obtained by contacting our Corporate Secretary at the address set forth above.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single Notice or copy of this Proxy Statement and the Annual Report, as applicable, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice or this Proxy Statement and the Annual Report, as applicable, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, please write or call us at the following address and telephone number:

Baxano Surgical, Inc.
Attn: Corporate Secretary
110 Horizon Drive, Suite 230
Raleigh, NC 27615
(919) 800-0020 (telephone)

Stockholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above. Stockholders who hold shares in “street name” may contact their nominee to request information about householding.

Q:	Where can I find voting results of the Annual Meeting?
A:	We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known.
Q:	Whom should I contact with other questions?
A:	If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, please contact us by either writing to Baxano Surgical, Inc. at our principle executive offices located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, Attention: Corporate Secretary, by calling us at (919) 800-0020, or by e-mailing us at corporatesecretary@baxsurg.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of July 1, 2013, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Shares Beneficially Owned(2)
5% Stockholders
Prospect Venture Partners III, L.P.(3)	5,340,616	11.8%
Delphi Ventures and Affiliated Entities(4)	4,692,695	10.4%
Three Arch Partners and Affiliated Entities(5)	3,687,896	8.2%
CMEA Ventures VII, L.P.(6)	3,515,796	7.8%
Advanced Technology Ventures and Affiliated Entities(7)	3,087,906	6.8%
James Shapiro(8)	3,111,419	6.9%
Named Executive Officers and Directors
Russell Hirsch(9)	5,340,616	11.8%
Roderick Young(10)	3,687,896	8.2%
James Shapiro(8)	3,111,419	6.9%
Joseph Slattery(11)	493,126	1.1%
Ken Reali(12)	425,741	*
Paul LaViolette(13)	233,221	*
Dwayne Montgomery(14)	156,664	*
David Simpson(15)	152,500	*
Mark Stautberg	27,543	*
Jeffrey Fischgrund(16)	20,964	*
All Executive Officers and Directors as a Group (14 persons)(17)	13,779,782	29.7%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615.
(2)	This table is based upon information supplied by our officers and directors, and with respect to principal stockholders, Schedules 13D, 13G and 13G/A, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 45,197,632 shares of common stock outstanding as of July 1, 2013. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 1, 2013, are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
(3)	Based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Prospect Management Co. III, L.L.C. (“PMC III”) serves as the sole general partner of Prospect Venture Partners III, L.P. (“PVP III”). David Schnell and Russell C. Hirsch are managing directors of PMC III and share voting and dispositive power over the shares held by PVP III. The address for each of the foregoing entities and individuals is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.
(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on September 26, 2011. Consists of (i) 2,236,272 shares held by Delphi Ventures VI, L.P. (“DV VI”), (ii) 22,362 shares held by Delphi BioInvestments VI, L.P. (“DBI VI”), (iii) 2,410,523 shares held by Delphi Ventures VIII, L.P. (“DV VIII”), and (iv) 23,538 shares held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VI, L.L.C. is the general partner of each of DV VI and DBI VI and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VI and

DBI VI. Delphi Management Partners VIII, L.L.C. is the general partner of each of DV VIII and DBI VIII and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VIII and DBI VIII. The managing members of each of Delphi Management Partners VI, L.L.C. and Delphi Management Partners VIII, L.L.C. are James J. Bochnowski, David L. Douglass, Douglas A. Roeder, John F. Maroney and Deepika R. Pakianathan (collectively, the “Delphi Managing Members”). The Delphi Managing Members may be deemed to have shared voting and dispositive power with respect to each of the shares listed above. The address for each of the foregoing entities and individuals is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.
(5)	Based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Consists of (i) 3,608,230 shares held by Three Arch Partners IV, L.P. (“TAP IV”), and (ii) 79,666 shares held by Three Arch Associates IV, L.P. (“TAA IV”). Three Arch Management IV, L.L.C. (“TAM IV”) is the general partner of each of TAP IV and TAA IV and may be deemed to have sole voting and dispositive power with respect to the shares owned by TAP IV and TAA IV. Wilfred E. Jaeger and Mark A. Wan are the managing members of TAM IV and may be deemed to have shared voting and dispositive power with respect to the shares owned by TAP IV and TAA IV. The address for each of the foregoing entities and individuals is 3200 Alpine Road, Portola Valley, CA 94028.
(6)	Based on information set forth in a Schedule 13G filed with the SEC on June 10, 2013. CMEA Ventures VII, L.P. (“CMEA VII”), CMEA Ventures VII (Parallel), L.P. (“CMEA VII Parallel”), CMEA Ventures VII GP, L.P. (“CMEA VII GP”), which is the sole General Partner of CMEA VII and CMEA VII Parallel, CMEA Ventures VII GP, LLC (“CMEA VII GP LLC”), which is the sole General Partner of CMEA VII GP, and Thomas R. Baruch, David J. Collier, Karl D. Handelsman, Faysal A. Sohail, and James F. Watson, each of whom is a member of CMEA VII GP LLC, may be deemed to have shared voting and dispositive power with respect to the shares. The address for each of the foregoing entities and individuals is 1 Letterman Dr., Building C, Suite CM500, San Francisco, CA 94129.
(7)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2012. Consists of (i) 2,894,702 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 116,163 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 55,836 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 17,249 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, and ATV VII-C, collectively referred to as the “ATV VII Entities”), and (v) 3,956 shares held by ATV Alliance 2002, L.P. (“ATV A 2002” and together with the ATV VII Entities, the “ATV Entities”). ATV Associates VII, L.L.C. (“ATV A VII”) is the general partner of each of the ATV VII Entities and ATV Alliance Associates, L.L.C. (“ATV Alliance”) is the general partner of ATV A 2002. Michael Carusi, one of our former directors, Steven N. Baloff, Jean M. George, William C. Wiberg, and Robert C. Hower are the five managing directors of ATV A VII and have shared voting and investment power over the shares held by the ATV VII Entities. Jean M. George is the sole manager of ATV Alliance and has sole voting and investment power over the shares held by ATV A 2002. The address for each of the foregoing entities and individuals is 500 Boylston Street, Suite 1380, Boston, Massachusetts 02116.
(8)	Consists of (i) 50,000 shares subject to options exercisable within 60 days of July 1, 2013, over which Mr. Shapiro has sole voting and dispositive power, (ii) 1,029,545 shares held by Thomas Weisel Healthcare Venture Partners, L.P. (“TWHVP”), (iii) 1,991,262 shares held by Kearny Venture Partners, L.P. (“KVP”) and (iv) 40,612 shares held by Kearny Venture Partners Entrepreneurs’ Fund, L.P. (“KVPEF”). Ownership of TWHVP, KVP and KVPEF is based on information set forth in a Schedule 13D filed with the SEC on June 10, 2013. Mr. Shapiro, one of our directors, and Richard Spalding are affiliates of Thomas Weisel Healthcare Venture Partners L.L.C., which is the general partner of TWHVP, and Managing Members of Kearny Venture Associates, L.L.C., which is the general partner of both KVP and KVPEF. Messrs. Shapiro and Spalding may be deemed to have shared voting and dispositive power with respect to the shares held directly by TWHVP, KVP and KVPEF. The address for Messrs. Shapiro and Spalding is c/o Kearny Venture Partners, 88 Kearny Street, Suite 1800, San Francisco, CA 94108.
(9)	Consists of the shares identified in footnote 3. Dr. Hirsch, one of our directors, is a managing director of PMC III and disclaims beneficial ownership of the shares held by PVP III except to the extent of his pecuniary interest therein.
(10)	Consists of the shares identified in footnote 5. Mr. Young, one of our directors, is a venture partner of Three Arch Partners and disclaims beneficial ownership of the shares held by the Three Arch Partners entities except to the extent of his pecuniary interest therein.
(11)	Includes 263,555 shares subject to options exercisable within 60 days of July 1, 2013.

(12)	Includes 412,163 shares subject to options exercisable within 60 days of July 1, 2013.
(13)	Includes 79,375 shares subject to options exercisable within 60 days of July 1, 2013.
(14)	Includes 156,664 shares subject to options exercisable within 60 days of July 1, 2013. Mr. Montgomery resigned from his position as Vice President of Commercial Operations effective as of May 1, 2013.
(15)	Includes 42,500 shares subject to options exercisable within 60 days of July 1, 2013.
(16)	Includes 10,000 shares subject to options exercisable within 60 days of July 1, 2013 and 10,964 shares held by the Jeffrey S. Fischgrund Revocable Trust u/a/d 9/19/95, as amended, of which Mr. Fischgrund is Trustee and has voting and dispositive power.
(17)	Includes 1,143,300 shares subject to options exercisable within 60 days of July 1, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions that have occurred since January 1, 2011 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of Directors and Executive Officers

We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and bylaws indemnify each of our directors and our officers to the fullest extent permitted by the Delaware General Corporation Law.

Merger and Private Placement Transaction

On May 31, 2013, through our wholly-owned subsidiary, RacerX Acquisition Corp., or Merger Sub, we consummated our acquisition of Baxano, Inc., or Baxano, pursuant to an Agreement and Plan of Merger, dated March 3, 2013, by and among us, Merger Sub, Baxano, and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties. We refer to this agreement, as amended, as the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as our wholly-owned subsidiary, which we refer to as the Merger. Immediately following the closing of the Merger on May 31, 2013, we changed our name to Baxano Surgical, Inc. in connection with the merger of this wholly-owned subsidiary with and into our company.

During April and May 2013, Baxano issued promissory notes, or the Bridge Notes, to us in the aggregate principal amount of $2.3 million, as contemplated by the Merger Agreement. The Bridge Notes bore interest at a rate of 6% per annum. The Bridge Notes were not secured by any collateral; were subordinated in right of payment to the loan evidenced by the Loan and Security Agreement dated as of March 15, 2012, among Oxford Finance LLC, Silicon Valley Bank and Baxano; and were senior in right of payment to the promissory notes of Baxano that were convertible into capital stock of Baxano, or the Baxano Notes. The Bridge Notes were cancelled immediately prior to the effective time of the Merger without consideration, repayment, or any other right of ours repaid or otherwise compensated.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, we issued an aggregate of 10,329,066 shares of our common stock as merger consideration, of which 796,772 shares were deposited in a third-party escrow account to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to us based on Baxano’s excess indebtedness, unpaid transaction expenses or working capital. Once the amount of any post-closing adjustment is determined and paid, remaining escrow shares, if any, in excess of 5% of the merger consideration will be distributed to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by us.

Also on May 31, 2013, concurrently with the closing of the Merger and in accordance with the terms of the Securities Purchase Agreement, dated March 3, 2013, between us and certain investors (including certain of Baxano’s securityholders and certain of our directors and executive officers), or the Purchase Agreement, we issued and sold an aggregate of 7,522,009 shares of our common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to us of approximately $17.2 million, in a private placement transaction, or the Private Placement.

James Shapiro, a member of our Board of Directors, was also a member of Baxano’s Board of Directors prior to the Merger. While Mr. Shapiro did not own any shares of Baxano’s common stock individually, as a Managing Member of the General Partner of Kearny Venture Partners, L.P. and Kearny Venture Partners

Entrepreneurs’ Fund, L.P., Mr. Shapiro had shared voting and dispositive power over, and a partial indirect pecuniary interest in, the Baxano common stock equivalents and Baxano Notes held by these funds. As a result of the Merger, Kearny Venture Partners received 1,244,734 shares of our common stock, with a value of approximately $2.4 million, as merger consideration. Kearny Venture Partners, L.P. and Kearny Venture Partners Entrepreneurs’ Fund, L.P. also purchased an aggregate of 706,840 shares of common stock for a total of approximately $1.6 million in connection with the Private Placement.

Russell C. Hirsch, M.D., Ph.D., a former member of Baxano’s Board of Directors, became a member of our Board of Directors in connection with the Merger. While Dr. Hirsch did not own any shares of Baxano’s common stock individually, as a managing director of Prospect Management Co. III, L.L.C., which is the sole general partner of Prospect Venture Partners III, L.P., Dr. Hirsch had shared voting and dispositive power over, and a partial indirect pecuniary interest in, the Baxano common stock equivalents and Baxano Notes held by PVP III. As a result of the Merger, PVP III received 3,330,810 shares of our common stock, with a value of approximately $6.5 million, as merger consideration. PVP III also purchased an aggregate of 2,009,806 shares of common stock for a total of approximately $4.6 million in connection with the Private Placement.

Roderick A. Young, a former member of Baxano’s Board of Directors, became a member of our Board of Directors in connection with the Merger. While Mr. Young did not own any shares of Baxano’s common stock individually, as a venture partner of Three Arch Partners, Mr. Young may have been deemed to have a partial indirect pecuniary interest in the Baxano common stock equivalents and Baxano Notes held by Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. As a result of the Merger, TAP IV and TAA IV received 2,347,862 shares of our common stock, with a value of approximately $4.6 million, as merger consideration. TAP IV and TAA IV also purchased an aggregate of 1,340,034 shares of common stock for a total of approximately $3.1 million in connection with the Private Placement.

In addition, certain of our directors and executive officers were investors in the Private Placement. The following directors and executive officers purchased an aggregate of 123,242 shares of common stock for a total of $280,992 in connection with the Private Placement: Jeffrey Fischgrund, Ken Reali, David Simpson, Joseph Slattery and Mark Stautberg. No individual director or executive officer purchased more than $120,000 in common stock.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our Audit Committee charter, all related party transactions are to be reviewed and pre-approved by our Audit Committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are or stand to be a participant and any related person has or will have a material interest. Related persons would include our directors, executive officers, nominees for director (and immediate family members of our directors and executive officers) and persons controlling over five percent of our outstanding common stock (and immediate family members of such persons). In determining whether to approve a related party transaction, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, our Board of Directors currently consists of eight persons. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class III directors, which now consist of Russell C. Hirsch, M.D., Ph.D., David Simpson and Roderick A. Young, are scheduled to serve until the annual meeting of stockholders in 2013. The Class I directors, which now consist of Mark Stautberg, James Shapiro and Paul LaViolette, are scheduled to serve until the annual meeting of stockholders in 2014. The Class II directors, which now consist of Jeffrey Fischgrund, M.D. and Ken Reali, are scheduled to serve until the annual meeting of stockholders in 2015.

On February 14, 2013, the Board appointed Mark Stautberg to serve on the Board, effective as of February 14, 2013. On March 1, 2013, Richard Randall tendered his resignation as a member of the Board, which resignation was effective as of March 1, 2013. Pursuant to the Merger Agreement, on May 30, 2013, the Board appointed Russell C. Hirsch, M.D., Ph.D. and Roderick A. Young to serve on the Board, effective as of the effective time of the Merger on May 31, 2013. In addition, in order to facilitate the Board composition required by the Merger Agreement, on May 30, 2013, Michael Carusi and Jonathan Osgood tendered their resignations as members of the Board, which resignations were effective immediately prior to the effective time of the Merger on May 31, 2013. Also in order to facilitate the Board composition required by the Merger Agreement, Jeffrey Fischgrund, M.D. agreed to change from a Class III member of the Board to a Class II member of the Board. In order to effect this change, Dr. Fischgrund resigned as a Class III director, effective immediately prior to the effective time of the Merger on May 31, 2013, and was immediately re-appointed to the Board as a Class II director at the effective time of the Merger on May 31, 2013.

In the event that any person nominated as a Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the Class III nominees for election to our Board at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class III Directors
Russell C. Hirsch, M.D., Ph.D.	50	Managing Director, Prospect Venture Partners	2013
David Simpson	66	Former Executive Vice President of Stryker Corporation	2010
Roderick A. Young	69	Venture Partner, Three Arch Partners	2013
Class I Directors
Paul LaViolette	55	Partner, SV Life Sciences	2008
Mark Stautberg	53	Sales and Marketing Consultant	2013
James Shapiro	55	Managing Member, Kearny Venture Partners	2005
Class II Directors
Jeffrey Fischgrund, M.D.	52	Orthopedic Spine Surgeon	2012
Ken Reali	47	President and Chief Executive Officer of Baxano Surgical, Inc.	2011

Nominees for Terms Expiring at the Annual Meeting

Class III Directors

Russell C. Hirsch, M.D., Ph.D. has served as a member of our Board since May 2013. Dr. Hirsch has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From June 1992 to December 2000, he was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm. Dr. Hirsch previously served as a member of the boards of directors of Hansen Medical, Inc. from 2002 to 2012, Portola Pharmaceuticals, Inc. from 2003 to 2013, AVEO Pharmaceuticals, Inc. from 2002 to 2011, and Visiogen from 2003 to 2009. Dr. Hirsch holds a B.A. in Chemistry from the University of Chicago and a Ph.D. in Biochemistry and an M.D. from the University of California, San Francisco.

Dr. Hirsch’s experience and attributes qualify him to serve on our Board for several reasons. Dr. Hirsch has extensive experience as an investor in the biotechnology and medical device sectors. In addition, Dr. Hirsch has served in leadership positions as a director of several public pharmaceutical and medical device companies.

David Simpson has served as a member of our Board and Chairperson of our Audit Committee since June 2010. Mr. Simpson served as a director of Kinetic Concepts, a public medical technology company, from June 2003 to November 2011. He also served as a director of RTI Biologics, a public medical technology company, from 2002 to 2010. Mr. Simpson served on the audit and the compensation committees of RTI Biologics and the audit and the nominating and governance committees of Kinetic Concepts. From 2002 until his retirement in 2007, Mr. Simpson served as Executive Vice President of Stryker Corporation, a worldwide medical products and services company. From 1987 to 2002, he served as Vice President, Chief Financial Officer and Secretary of Stryker Corporation. Mr. Simpson has a B.B.A. degree in accounting and finance from Western Michigan University and completed the Advanced Management Program at Harvard Business School.

Mr. Simpson has substantial experience and attributes that qualify him to serve on our Board and as Chairperson of our Audit Committee. He has over 20 years of experience with public medical device companies and extensive leadership and oversight experience in the healthcare industry. He has recently served as the lead director and chairperson of the audit committee of RTI Biologics and as a member of the audit committee of Kinetic Concepts, both of which are public medical technology companies. In addition, Mr. Simpson has extensive finance and accounting experience, having served as a chief financial officer for nearly 20 years and as an accountant at a major accounting firm for over 9 years. His expertise in financial matters and his vast experience in the healthcare industry enable him to make valuable contributions to our Board and our Audit Committee.

Roderick A. Young has served as a member of our Board since May 2013. Mr. Young has been a venture partner of Three Arch Partners, a venture capital firm, since May 2006. He has served as a director of LipoScience, Inc., a medical diagnostics company, since 2008 and serves on the audit committee and compensation committee of the board. He served as a director of North American Scientific, Inc., a medical device company, from 2006 to 2009. He also represents Three Arch Partners as a director on two private company boards. From 2003 to 2005, Mr. Young was president and chief executive officer of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was president and chief executive officer of Targesome, Inc., a biotechnology company, from 1998 to 2002. Prior to Targesome, Mr. Young also served as chairman and chief executive officer of General Surgical Innovations, a medical device company; president and chief executive officer of Focus Surgery; president of Toshiba America MRI; and president and chief operating officer of Diasonics. Mr. Young received a B.S. degree in industrial engineering from Stanford University and an M.B.A. degree from Harvard Business School.

Mr. Young’s experience and attributes qualify him to serve on our Board for several reasons. Mr. Young has extensive experience as an investor in healthcare companies. In addition, Mr. Young has served as a director and/or held senior executive leadership positions, including chief executive officer, of several medical device companies.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE THREE DIRECTOR NOMINEES SET FORTH ABOVE.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors — Terms Expiring at the 2014 Annual Meeting of Stockholders

Paul LaViolette has served as a member of our Board since August 2008, as Lead Director from January 2011 to May 2012, and as Chairman of the Board since May 2012. Mr. LaViolette became a partner at SV Life Sciences in January 2011 and brings over 29 years of global medical technology marketing and general management experience. He was most recently Chief Operating Officer at Boston Scientific Corporation, or BSC, a medical device leader with over $8 billion in revenues. During his 15 years at BSC, he served as Chief Operating Officer, Group President, President-Cardiology and President-International as the company grew its revenues by over 20 times. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. He previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Covidien). Mr. LaViolette currently serves on the boards of CardioFocus, CardioKinetix, Coridea NC2, CSA Medical, DC Devices, Direct Flow Medical, Thoratec, TransEnterix, ValenTx and the Medical Device Manufacturers Association. He currently serves as the chairman of the board of CardioFocus, DC Devices, TransEnterix and Direct Flow. He also currently serves as the chairman of the compensation committee of Thoratec and as a member of the compensation committees of CardioKinetix and DC Devices. He previously served on the board of Cameron Health, Conceptus, DJO Global, Urologix, Percutaneous Valve Technologies and the Advanced Medical Technology Association, the largest medical device trade organization in the world. Mr. LaViolette received a B.A degree in Psychology from Fairfield University and an M.B.A. degree from Boston College.

Mr. LaViolette’s experience and attributes qualify him to serve on our Board for several reasons. Mr. LaViolette’s vast medical technology operating experience makes him knowledgeable in the areas of product launches, new product development, clinical and regulatory affairs, plant management, quality systems, international sales and marketing, acquisitions and integrations, and income statement management.

Mark Stautberg joined as a member of our Board on February 14, 2013. Mr. Stautberg has served as a sales and marketing consultant for multiple medical device companies since 2012. From 2004 to 2012, he served as a consultant to the Cardio Rhythm Vascular Division of Boston Scientific Corporation, a supplier of healthcare products and technologies. Prior to his service as a consultant, Mr. Stautberg was employed by Boston Scientific’s Cardiovascular Division, serving as Senior Vice President of Sales from 1998 to 2004, where he grew sales by 10 times, and in other positions from 1991 to 1998. Mr. Stautberg previously served on the board of directors and as a consultant of Sealing Solutions, Inc., a vascular sealing company, from 2007 to 2010 and FlowCardia, Inc., a chronic total occlusion device company, from 2004 to 2010. Mr. Stautberg received a B.B.A. degree from the University of Cincinnati and has completed executive programs at Columbia University.

Mr. Stautberg’s experience and attributes qualify him to serve on our Board for several reasons. Mr. Stautberg has worked with a broad range of medical device companies. In addition, Mr. Stautberg has extensive experience in sales and marketing, including as a Senior Vice President of a large medical device company and a consultant to multiple medical device companies.

James Shapiro has served as a member of our Board since September 2005. Mr. Shapiro has served as a Managing Member of Kearny Venture Partners, a venture capital firm, and its predecessor, Thomas Weisel Healthcare Venture Partners, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures. Mr. Shapiro serves on the boards and committees of several privately-held medical device companies. Mr. Shapiro received an A.B. degree in Molecular Biology from Princeton University and an M.B.A degree from the Stanford University Graduate School of Business.

Mr. Shapiro’s experience and attributes qualify him to serve on our Board for several reasons. From 1985 to 1999, Mr. Shapiro led Alex. Brown & Sons healthcare investment banking practice on the West Coast, providing financing and M&A advisory services to both emerging growth and established healthcare companies. Mr. Shapiro also brings experience as a medical technology investor, serving on several boards of emerging growth companies in that sector.

Class II Directors — Terms Expiring at the 2015 Annual Meeting of Stockholders

Jeffrey Fischgrund, M.D. has been a member of our Board since April 2012. Dr. Fischgrund is a board certified orthopedic spine surgeon with over 20 years of experience. Dr. Fischgrund is a Professor of Orthopedic Surgery at The Oakland University School of Medicine, at William Beaumont Hospital in Royal Oak, Michigan. In addition, Dr. Fischgrund has served as the Editor in Chief of the Journal of the American Academy of Orthopedic Surgeons since 2009, and has been the Spine Fellowship Director at Beaumont Hospital since 2008. Dr. Fischgrund is a graduate of George Washington University School of Medicine in Washington, D.C., has completed an orthopedic surgery residency at the University of Maryland Medical Center in Baltimore, Maryland, and has completed a spine surgery fellowship at William Beaumont Hospital in Royal Oak, Michigan.

Dr. Fischgrund’s experience and attributes qualify him to serve on our Board for several reasons. His 20 years of experience as a board certified orthopedic spine surgeon makes him extraordinarily knowledgeable in the area of spinal implant products. Additionally, Dr. Fischgrund has extensive experience working with spinal implant companies and regulatory agencies in the design and implementation of clinical studies that demonstrate the safety and efficacy of spinal therapies. His expertise and experience in the orthopedic spine field enable him to make valuable contributions to our Board.

Ken Reali has been our Chief Executive Officer and a member of our Board since January 4, 2011 and our President since January 2010. Mr. Reali was initially hired by us as our President and Chief Operating Officer in January 2010. He joined us from Smith & Nephew, a global medical technology business, where he spent five years in various general management roles, including most recently as Senior Vice President and General Manager of the Biologics and Clinical Therapies Business. Prior to joining Smith & Nephew, Mr. Reali held senior marketing, sales and product development positions of increasing responsibility at Stryker for seven years. Prior to joining Stryker, Mr. Reali worked as a sales representative and marketing product manager at Biomet for eight years. Mr. Reali received a B.S. degree in Business from Valparaiso University.

Mr. Reali has extensive experience and attributes that qualify him to serve on our Board beyond serving as our President and Chief Executive Officer. He has over 22 years of general management, sales, product development, reimbursement and marketing experience with leading medical device and orthopedic companies. His broad experience in management, product development, marketing and international markets has given him valuable insight in assessing overall business strategies and risks and will enable him to help expand our business globally.

Board Meetings and Annual Meeting Attendance

Our Board held nine meetings during the fiscal year ended December 31, 2012. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board and any committees of the Board on which such person served during the last fiscal year. None of our directors attended the 2012 annual meeting of stockholders.

Our securities are listed on The Nasdaq Global Market and are governed by its listing rules and standards. Our Board has affirmatively determined that the following seven directors satisfy the current “independent director” standards established by Rule 5605(a)(2) of the Nasdaq Listing Rules: Messrs. LaViolette, Shapiro, Simpson, Stautberg and Young and Drs. Hirsch and Fischgrund. Messrs. Carusi and Osgood, who served on our Board until their resignations in May 2013, also satisfied the standards with respect to independence.

Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board, copies of which are posted on our Internet website at www.baxanosurgical.com. In addition, we will provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615, by telephone at (919) 800-0020, or by e-mail at corporatesecretary@baxsurg.com. Each committee is described in greater detail below.

Audit Committee.  The functions of our Audit Committee include appointing and determining the compensation for our independent auditors, establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls and reviewing and overseeing our independent registered public accounting firm. The Chairperson of the Audit Committee is Mr. Simpson and the other current members are Dr. Fischgrund and Mr. Young. All current members of the Audit Committee are non-employee directors and satisfy the current standards with respect to independence, financial expertise and experience of audit committee members established by Nasdaq and SEC rules. Messrs. Carusi and Osgood, who served on our Audit Committee until their resignations in May 2013, also satisfied these standards. Our Board has determined that Mr. Simpson meets the SEC’s current definition of “audit committee financial expert” as described above in Mr. Simpson’s biography. The Audit Committee held four meetings during 2012.

Compensation Committee.  Our Compensation Committee reviews and recommends to our Board the salaries and benefits for our executive officers and recommends overall employee compensation policies. Our Compensation Committee also administers our equity compensation plans. The current Chairperson of the Compensation Committee is Mr. Shapiro and the other current members are Mr. Simpson and Mr. LaViolette. All current members of our Compensation Committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. Our Compensation Committee held five meetings during 2012.

The scope of authority of our Compensation Committee, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and the role of compensation consultants, if any, in determining or recommending the amount or form of executive and director compensation are described below under the heading “Executive Compensation — Role of Compensation Committee.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee identifies individuals qualified to serve as members of our Board, recommends to our Board nominees for our annual meetings of stockholders, evaluates our Board’s performance, develops and recommends to our Board corporate governance guidelines and provides oversight with respect to corporate governance and ethical conduct. The Chairperson of the Nominating and Corporate Governance Committee is Dr. Hirsch and the other current members are Messrs. LaViolette and Stautberg. All current members of the Nominating and Corporate Governance Committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. Messrs. Carusi and Osgood, who served on the Nominating and Corporate Governance Committee until their resignations in May 2013, also satisfied the standards with respect to independence. The Nominating and Corporate Governance Committee held five meetings during 2012.

The Nominating and Corporate Governance Committee believes that differences in experiences, knowledge, skills and viewpoints enhance the Board’s performance. Thus, the committee considers such diversity in selecting, evaluating and recommending proposed nominees. However, neither the committee nor the Board has implemented a formal policy with respect to the consideration of diversity for the composition of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, without limitation, requests to Board members, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board. From time to time, we may also use the services of a third-party search firm to identify and evaluate potential director candidates.

In determining whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee considers a number of factors, including the candidate’s character and integrity, business acumen, experience in our business and industry, diligence, potential conflicts of interest, and the ability to act in the best interests of all stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the qualifications of its directors, considered as a group, should provide a diverse mix of experiences, knowledge, skills and viewpoints.

Our Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations of director candidates. Stockholders who wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting the nominee’s comprehensive written resume, including the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Assuming that an appropriate resume and consent have been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other director candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends him or her for election, then his or her name will be included in our proxy materials for the next annual meeting. The foregoing policy is subject to our amended and restated certificate of incorporation, bylaws and applicable law.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth above under “How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?” However, candidates directly nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy materials for the next annual meeting.

We do not currently pay any fees to any third party to identify or evaluate, or to assist in identifying or evaluating, potential director candidates. One of our directors recommended Mr. Stautberg as a prospective candidate for nomination to the Board. The Securityholder Representatives of Baxano, Inc. designated Dr. Hirsch and Mr. Young to serve on the Board pursuant to the terms of the Merger Agreement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board, its committees or the chairperson of any of its committees or any individual members of the Board by addressing a written communication to: Board of Directors, c/o Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholders should identify in their communication the intended addressee. Stockholder communications will be forwarded to our Corporate Secretary. The Corporate Secretary will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee or, if the communication is addressed generally to our Board, to our Chairperson of the Board.

Board Structure

The Board generally believes that it is in the best interests of our stockholders not to elect the Chief Executive Officer as the Chairperson of the Board because it may concentrate too much power or influence in the hands of a single executive and because the Chief Executive Officer should have an obligation to report to the entire Board.

In January 2011, in connection with the transition of our Chief Executive Officer role from Richard Randall to Ken Reali, our Board created an Executive Chairperson of the Board position. Mr. Randall ceased serving as our Chief Executive Officer on January 1, 2011 and as an executive officer on March 31, 2011. Also in January 2011, our Board appointed Paul LaViolette as Lead Director, principally charged with creating agendas for each Board meeting with input from management and other Board members, directing the preparation of materials to be distributed in advance of each Board meeting, presiding over executive sessions of the Board, and taking the lead in structuring and managing Board meetings. The Board felt that, in light of the appointment of Mr. Randall as Executive Chairperson of the Board, it was important to also appoint a Lead Director to ensure that Board meetings were led and managed by a director who is independent of management. In May 2012, in connection with Mr. Randall’s resignation as Chairperson of the Board (although continuing as a Board member), the Board appointed Mr. LaViolette as non-employee Chairman of the Board and ceased having a separate Lead Director position.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy. Each year our management identifies what it believes are the top individual risks facing us. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with our financial reporting and internal controls, our Compensation Committee oversees the risks associated with our compensation practices, including reviewing our risk assessment of our compensation policies and practices for our employees, and the Nominating and Corporate Governance Committee oversees the risks associated with our overall corporate governance policies.

Non-Employee Director Compensation for 2012

Each of our non-employee directors, including our Chairperson of the Board, receives an annual cash retainer equal to $18,000 and each non-employee director who serves as a member of our Audit Committee receives an annual retainer equal to $2,000, while non-employee directors who serve as members of our Compensation Committee or Nominating and Corporate Governance Committee receive an annual retainer equal to $1,000. In addition to the annual retainers, non-employee directors receive $2,500 for each Board meeting attended in person, $750 for each Board meeting attended telephonically and $750 for each committee meeting attended in person or telephonically. Each non-employee director who serves as the chairperson of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, for services performed in such capacity, an annual retainer of $12,000, $5,000 and $5,000, respectively, in lieu of the retainer amount provided to members of those committees. We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each non-employee director first appointed to our Board automatically receives an initial option to purchase 30,000 shares of common stock upon such appointment, which vests over four years. In addition, at each annual meeting, non-employee directors who were non-employee directors for at least six months prior to the annual meeting automatically receive an option to purchase 10,000 shares of common stock, which is immediately vested and fully exercisable.

From January 2011 to May 2012, the Board had a Lead Director position filled by Paul LaViolette. In addition to the amounts paid for service to the Board or any committee as described above, the Lead Director received an additional $5,000 per meeting for each regularly scheduled quarterly Board meeting attended in person, $2,500 for each Board meeting attended in person during the year that was not a regularly scheduled meeting and an additional $750 for each Board meeting attended telephonically that was not a regularly scheduled meeting. Upon Mr. LaViolette’s appointment as non-employee Chairman of the Board in May 2012, the Board ceased having a separate Lead Director position.

The following table summarizes all compensation paid to our non-employee directors in 2012:

Non-Employee Director Compensation for the 2012 Fiscal Year

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Michael Carusi(3)	42,250	16,720	—		58,970
Jeffrey Fischgrund, M.D.(4)	25,926	63,390	49,404	(5)	138,720
Paul LaViolette	65,750	73,060	—		138,810
Jonathan Osgood(3)	42,250	16,720	—		58,970
Richard Randall(6)	31,750	16,720	—		48,470
James Shapiro	36,500	16,720	—		53,220
David Simpson	49,000	16,720	—		65,720

(1)	Reflects cash compensation earned for fiscal year 2012.
(2)	Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in footnote 7 of our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report.
(3)	Messrs. Carusi and Osgood resigned from the Board, effective as of May 31, 2013, in connection with the Merger.
(4)	Dr. Fischgrund was appointed to the Board of Directors on April 4, 2012.
(5)	Comprises consulting fees paid to Dr. Fischgrund through July 2012.
(6)	Mr. Randall resigned from the Board, effective as of March 1, 2013.

During fiscal year 2012, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table:

Name	Date of Option Grant	Options Granted(1)
Michael Carusi(2)	06/05/2012	10,000	(3)
Jeffrey Fischgrund, M.D.(4)	04/04/2012	30,000	(4)
Paul LaViolette	05/18/2012	30,000	(5)
Paul LaViolette	06/05/2012	10,000	(3)
Jonathan Osgood(2)	06/05/2012	10,000	(3)
Richard Randall(6)	06/05/2012	10,000	(3)
James Shapiro	06/05/2012	10,000	(3)
David Simpson	06/05/2012	10,000	(3)

(1)	All option grants have been made pursuant to our 2007 Stock Incentive Plan and have a term of ten years.
(2)	Messrs. Carusi and Osgood resigned from the Board, effective as of May 31, 2013, in connection with the Merger.
(3)	These options were granted in connection with the non-employee directors’ continuous service to our Board and pursuant to our Board compensation policy. Each of these options vested immediately upon grant.
(4)	Dr. Fischgrund was appointed to the Board of Directors on April 4, 2012 and received an option pursuant to our Board compensation policy. The option vests 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the option is fully vested 48 months following the option grant date.
(5)	Mr. LaViolette received an option in connection with his appointment as Chairman of the Board on May 3, 2012. The option vests 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the option is fully vested 48 months following the option grant date.

(6)	Mr. Randall resigned from the Board, effective as of March 1, 2013.

At the end of fiscal year 2012, each of our non-employee directors held options to purchase the following number of shares of our common stock:

Name	Total Options Held
Michael Carusi	50,000
Jeffrey Fischgrund, M.D.	30,000
Paul LaViolette	100,000
Jonathan Osgood	50,000
Richard Randall	146,500
James Shapiro	50,000
David Simpson	50,000

Executive Officers

Stephen D. Ainsworth (43) has been our Vice President of Research and Development since October 2010. Dr. Ainsworth was hired by us initially as a Senior Research and Development Engineer in 2002 and has been serving as our Director of Product Development since 2008. Prior to his employment with us, Dr. Ainsworth was a Senior Biomedical Scientist for Closure Medical Corporation, a company that develops and manufactures biomaterial based medical devices, and a Research and Design Engineer from 2000 through 2002 for Coalescent Surgical, Inc., a medical device company with a focus in creating minimally invasive anastomotic devices for use during coronary artery bypass surgery. Prior to 2000, Dr. Ainsworth was a Stent Technical Leader and Design Engineer for Guidant Corporation, a medical device company with a focus in cardiovascular medical products. Dr. Ainsworth has over 15 years of research and development experience with leading medical device companies. He earned his B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute, and his M.S. and Ph.D., both in Bioengineering from Clemson University.

Frederic C. Feiler, Jr. (53) has been our Vice President of Marketing since August 2010 after serving as Director of Marketing since November 2007. Prior to his employment with us, Mr. Feiler served in sales and sales management roles at Inlet Medical, SurgRX and Weck/CV Evolution. From 2001 to 2003, he served as Vice President of Market Development and Vice President of Business Development at Teleflex Medical. From 1997 to 2000, Mr. Feiler served as Vice President of Marketing at Dexterity Surgical, where he was instrumental in development of the Hand-Assisted Laparoscopic Surgery market. Mr. Feiler served in marketing roles of increasing responsibility at Weck/Pilling from 1991 to 1997 and at Valleylab from 1989 to 1991. Mr. Feiler received a B.A. in Biochemistry and Molecular/Cellular/Developmental Biology from the University of Colorado and an M.B.A. from Northwestern University’s J. L. Kellogg Graduate School of Management.

Stephanie M. Fitts, Ph.D. (47) has been our Vice President of Regulatory, Quality and Compliance since September 2012. Dr. Fitts has nearly twenty years of medical device experience having worked in the areas of clinical research, regulatory, quality and compliance. From 2003 to 2012, Dr. Fitts worked at Stryker Orthopedics, a leading medical technology company that offers an array of medical technologies, including reconstructive, medical, surgical and spine products. During her time at Stryker, she served in multiple leadership positions, including most recently as Senior Director, Regulatory Affairs and Compliance at the company’s Orthopedics division. Prior to her time at Stryker, she served at Medtronic, Inc. from 1995 to 2003 in the therapeutic areas of Cardiac Rhythm Management and Neurology. Prior to that, Dr. Fitts worked in Clinical Research at Telectronics Pacing Systems. Dr. Fitts holds a B.S. degree in Engineering Science from the University of Virginia, and a Ph.D. in Bioengineering from the Pennsylvania State University.

Mukesh Ramchandani (47) has been our Vice President and General Manager of International since January 2012 and Vice President of Business Development since June 2008. From January 2011 to January 2012, he also served as our Managing Director of ROW. Mr. Ramchandani has over 15 years of experience in the life science industry, with experience ranging from research to marketing, business development and corporate strategy. Prior to joining us, Mr. Ramchandani was at Kowa Research Institute, a

US affiliate of a Japanese pharmaceutical company, Kowa Company Ltd. At Kowa, Mr. Ramchandani was responsible for all in-licensing, out-licensing and acquisitions. Prior to Kowa, Mr. Ramchandani started a device import and sales company called OBX Medical. Mr. Ramchandani also served at Baxter for five years, starting as a Senior Marketing Manager and for the last three years as Director, Global New Business. Mr. Ramchandani was also part of the Drug Discovery team at Pfizer from 1990 through 1994. Mr. Ramchandani received a B.S. in Chemistry from Campbell University, an M.S. in Organic Chemistry from East Carolina University and an M.B.A. from UNC-Chapel Hill’s Kenan-Flagler School of Business.

Ken Reali.  Please see Mr. Reali’s biography above, which is included with the director biographies.

Joseph Slattery (48) has been our Executive Vice President and Chief Financial Officer since April 2010. Mr. Slattery served as a member of our Board from November 2007 until April 2010 and resigned in connection with his appointment as an officer. From October 2006 through August 2007, Mr. Slattery served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August 2007. Prior to being appointed Chief Financial Officer, he served as Senior Vice President, Finance and Information Systems, beginning in September 2002. Previously, he served as Vice President, Finance, from July 1999 to September 2002 and as Controller from February 1996 to July 2000. Mr. Slattery served on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, which was acquired by Amgen in March 2012, and currently serves on the board of directors of CVRx, Inc., a privately-held company developing implantable technology for the treatment of hypertension and heart disease, and Exosome Diagnostics, a privately-held molecular diagnostics company developing biofluid-based molecular diagnostic products for use in personalized medicine research and clinical diagnostics. Mr. Slattery received a B.S. degree in Accountancy from Bentley University and is a Certified Public Accountant.

Greg Welsh (50) has been our Vice President of Operations since the effective time of the Merger on May 31, 2013. He was formerly the Vice President of Operations of Baxano from January 2013 through May 31, 2013. At Baxano, Mr. Welsh previously served as Vice President of Manufacturing from January 2012 to January 2013, Senior Director of Operations from August 2009 to January 2012, and Director of Operations from March 2008 to August 2009. Prior to joining Baxano, Mr. Welsh served as Director of Production at Avantis Medical Systems from 2007 to 2008 and held various senior management positions at Cierra from 2006 to 2007 and Boston Scientific/Target Therapeutics from 1996 to 2006. From 1988 to 1996, Mr. Welsh served in various engineering, supervisory, and project leadership roles at Edwards, a division of Baxter Healthcare. Mr. Welsh holds a B.S. degree in Mechanical Engineering from Cal Poly San Luis Obispo and holds a Management Development Program Certificate from the School of Business at University of Southern California.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a practical matter, we assist our directors and officers by completing and filing Section 16(a) reports on their behalf based on information they provide to us. Based solely on a review of the reports that were filed and written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during 2012 were filed on a timely basis.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Principal Executive and Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This document is intended to be a “code of ethics” for purposes of SEC rules.

We have also adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. The codes reflect our values and the business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The codes are posted on our website at www.baxanosurgical.com under “Company — Investor Relations — Corporate Governance.” Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics for Principal Executive and Financial Officers on our website within four business days following the date of such amendment or waiver. We will also provide a copy of the codes to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615.

EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2012 should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives to lead us and create value for our stockholders. In order to achieve our objective, we believe that our compensation program must provide a total compensation package that is competitive with other similarly-sized companies in the medical device industry. Our executive compensation program for each named executive officer generally consists of a base salary, an annual short-term incentive payment opportunity based upon the achievement of Company and/or personal objectives, and long-term equity-based incentive awards, which to date have been in the form of stock options. The equity component of our compensation is designed to align executive officers’ compensation with our goal of creating long-term value for our stockholders. In addition, in fiscal year 2011, we implemented a retention bonus plan with the goal of adding an additional retention component to our compensation program for executive officers.

Executive Compensation Changes in Fiscal Year 2012

The Board approved a new short-term cash incentive plan applicable to the named executive officers for fiscal year 2012, which we refer to as the 2012 Cash Bonus Plan. The 2012 Cash Bonus Plan is discussed in greater detail under the heading “Compensation Components — Short-Term Incentive Compensation.”

In addition, the Board adopted a retention bonus plan during fiscal year 2011. Pursuant to the retention bonus plan, our named executive officers were entitled to receive cash bonuses in fiscal year 2012 to the extent that they met certain conditions. The retention bonus plan is discussed in greater detail under the heading “Retention Bonus Plan.” The retention bonus plan was not renewed in 2012.

Except for the adoption of the 2012 Cash Bonus Plan and the non-renewal of the retention bonus plan, neither the Board nor our Compensation Committee adopted any significant changes to the compensation policies or programs applicable to our named executive officers in fiscal year 2012.

Role of Compensation Committee

Our Compensation Committee was appointed by our Board, and consists entirely of directors who are independent directors under the Nasdaq Listing Rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee reviews and recommends to our Board our executive compensation and benefit policies. Our Compensation Committee is responsible for, among other things, analyzing individual and corporate achievements and recommending to our Board appropriate compensation packages for our executive officers. In addition, our Compensation Committee administers our equity-based compensation plans. Our Compensation Committee met five times during fiscal year 2012.

Our Compensation Committee believes that, to attract and retain sufficient executive talent, it is appropriate to compensate our executive officers at a level comparable to the compensation amounts provided to executives at comparable medical device companies, subject to the individual’s experience and expected contribution to us, and the other factors discussed herein.

Our Compensation Committee has not established any formal policies or guidelines for allocating between long-term and currently paid out compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short- and long-term goals and objectives, our Compensation Committee relies on its judgment about each individual’s experience and performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that our Compensation Committee believes would be too narrowly responsive to short-term changes in business performance.

Our Compensation Committee considered compensation information previously provided by Equilar, an executive compensation data provider, in 2011 and information provided in 2010 by Radford, a compensation consultant, when making compensation decisions for fiscal year 2012. Neither firm provided an assessment of the Company’s executive compensation or provided recommendations for the Company’s executive compensation for 2012. Furthermore, our Compensation Committee did not rely on the information provided by Equilar and Radford exclusively and retains the ultimate responsibility for determining and recommending executive compensation to our Board. Executive compensation is ultimately approved by our Board.

Role of Executive Officers on Compensation Committee

Our Compensation Committee solicits input from our Chief Executive Officer in determining executive compensation, in particular with respect to salary, short-term incentive compensation and option grant awards to our executive officers. While our Chief Executive Officer discusses his recommendations with our Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation. None of our other executive officers participate in our Compensation Committee’s discussions regarding executive compensation.

Benchmarking

We believe the principal components of our current compensation program, which include base salary, short-term cash incentive payments and long-term equity awards, are generally consistent with the compensation components of other comparable medical device companies. Historically, we have not benchmarked total executive compensation, or any component of executive compensation, to that of other companies. However, we have historically reviewed compensation data from other companies as one component of our executive compensation decisions. As discussed above, in fiscal year 2012, we utilized information provided by Equilar and Radford, who provided us with peer group data regarding executive compensation in 2011 and 2010, respectively. However, this data was only one of several inputs that we relied upon when establishing compensation for our executive officers in 2012.

Compensation Components

Executive compensation currently consists of the following principal components:

Base Salary

We provide our executive officers with base salaries to compensate them for services rendered during the year. Base salaries provide a guaranteed minimum level of compensation and are necessary to recruit and retain executives. We determine our executive officers’ salaries based upon an assessment of a combination of each executive’s job responsibilities, individual experience and expected level of contribution. As discussed above, we also compare the base salaries paid to our executive officers to those of executive officers serving similar companies within the medical device industry. Our Compensation Committee reviews the salaries of our executive officers annually at the beginning of each calendar year and recommends to our Board changes in salaries based primarily on comparative market data, significant changes in responsibilities during the prior calendar year, individual performance and general market conditions.

For fiscal year 2012, we compared the base salaries we pay to our executive officers to the base salaries paid by the following publicly traded medical device companies:

• Abiomed	• Micrus Endovascular
• Alphatec Holdings	• AtriCure
• Conceptus	• Cardica
• Hansen Medical	• Stereotaxis
• Kensey Nash	• DexCom
• Insulet
• Vascular Solutions

These “peer group” companies were selected upon the recommendation of our Compensation Committee, and data about the salaries paid by these companies was provided by Equilar. The primary factors considered by our Compensation Committee in selecting these companies were their operations in the medical device industry, total revenues of the companies in fiscal year 2011, and the stage of growth of the companies.

In establishing or evaluating our base salaries relative to the peer group companies, we generally take into account the median base salary for these companies as a general starting point for the analysis. However, we also take into consideration other factors such as our executive officers’ experience level, their responsibility level and expected contributions to our business, and the size (in terms of revenues and profitability) and stage of growth of the companies to which we are comparing the base salary amounts.

Short-Term Incentive Compensation

We have historically relied upon short-term incentive compensation to comprise an important component of our compensation program for executive officers although the specific terms of the incentive compensation program are modified each year. For fiscal year 2012, our Compensation Committee approved the 2012 Cash Bonus Plan in May 2012. The 2012 Cash Bonus Plan is a short-term cash incentive plan applicable to our executive officers, including our named executive officers, that was adopted for the purpose of determining the cash bonuses that may be payable to our executive officers with respect to fiscal year 2012. Our Compensation Committee approved the adoption of the 2012 Cash Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders.

Targeted Cash Bonus Amount.  The target cash bonus amount for each executive officer is initially set as a percentage of the officer’s base salary as determined by the Board. The 2012 base salary, target cash bonus percentage and resulting targeted cash bonus amount under the 2012 Cash Bonus Plan for each named executive officer is set forth in the table below:

Name	2012 Base Salary	Target Cash Bonus Percentage	2012 Target Cash Bonus
Ken Reali	$372,000	50%	$186,000
Joseph Slattery	$299,421	40%	$119,768
Dwayne Montgomery	$291,748	30%	$87,524

Company and Individual Performance Targets.  Under the 2012 Cash Bonus Plan, cash bonuses could be earned based upon the achievement of Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each of the executive officers. The percentage of the target cash bonuses subject to the Company and individual performance targets is set forth in the table below:

Performance Target	Percentage of Target Bonus Tied to Achievement
Company Revenue Target	37.5%
Company Cash and Investment Balance Target	37.5%
Individual Performance Targets	25%
TOTAL	100%

Company Revenue Target

For purposes of the 2012 Cash Bonus Plan, the Board established a fiscal year 2012 Company revenue target. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the 2012 Cash Bonus Plan (37.5% of the aggregate amount) is calculated by reference to the Company’s actual revenue in fiscal year 2012 in relation to the revenue target as follows:

•	If the Company has actual revenues of less than 85% of the Company revenue target, then no cash bonus will be paid with respect to the Company revenue target component.
•	If the Company has actual revenues of between 85% and 94.9% of the Company revenue target, then the cash bonus will be paid between 50% and 99% with respect to the Company revenue target component.

•	If the Company has actual revenues of between 95% and 105% of the Company revenue target, then 100% of the cash bonus will be paid with respect to the Company revenue target component.
•	If the Company has actual revenues of greater than 105% of the Company revenue target, then the cash bonus will increase by 1% for each 1% of revenue achieved over 105% of the Company revenue target.

Where the actual Company revenue achievement relative to the revenue target is determined to fall in between the stated percentages, the Board will apply linear interpolation to calculate the percentage of cash bonus achievement with respect to the Company revenue target component of the 2012 Cash Bonus Plan. The final determination of the Company’s achievement with respect to the Company revenue target is made by our Board in its sole discretion.

Company Cash and Investment Balance Target

For purposes of the 2012 Cash Bonus Plan, the Board established a fiscal year 2012 Company cash and investment balance target. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment balance target component of the 2012 Cash Bonus Plan (37.5% of the aggregate amount) is calculated by reference to the Company’s actual cash and investments balance as of the end of fiscal year 2012 as follows:

•	If the Company has a cash and investments balance of more than $676,000 below target, then no cash bonus will be paid with respect to the Company cash and investments balance target component.
•	If the Company has a cash and investments balance of between $676,000 and $0 below target, then the cash bonus will be paid between 50% and 99% with respect to the Company cash and investments balance target component.
•	If the Company has a cash and investments balance of equal to or above target, then the cash bonus will be paid at 100% without any over achievement component.

Where the actual Company cash and investments balance as of the end of fiscal year 2012 is determined to fall in between the stated amounts, the Board will apply linear interpolation to calculate the percentage of cash bonus achievement with respect to the Company cash and investments balance target component. The final determination of the Company’s achievement with respect to the Company cash and investments balance target is made by our Board in its sole discretion.

Minimum Company Performance Thresholds

The 2012 Cash Bonus Plan includes a provision whereby, to the extent that the Company does not achieve both a minimum Company revenue target and a minimum Company cash and investments balance target for fiscal year 2012, then no cash bonus would be paid with respect to either the Company revenue target component or the Company cash and investments balance target component of the 2012 Cash Bonus Plan.

Individual Performance Targets

As discussed above, a portion of the cash bonus payable to each executive officer is based on the achievement of individual performance objectives, most of which are unique to each executive officer. The ability to earn a cash bonus based on achievement with respect to the individual performance targets is not contingent upon achievement with respect to either the Company revenue target component or the Company cash and investments balance target component. The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the 2012 Cash Bonus Plan (25% of the aggregate amount) is calculated by reference to the particular executive officer’s achievement of his specified performance objectives during fiscal year 2012. The performance targets for each executive officer and the percentage of the individual portion of the cash bonus that is subject to each target are set forth in the table below:

Name	Individual Performance Objectives Relating To	Percentage of Cash Bonus Tied to Achievement
Ken Reali	• Surgeon Training	• 30%
	• Reimbursement	• 30%
	• Clinical/Regulatory	• 30%
	• Research & Development	• 10%
Joseph Slattery	• Investor Relations	• 25%
	• Management of Accounting and Audit	• 25%
	• Financial Reporting	• 20%
	• Inventory Management	• 20%
	• Cost controls	• 10%
Dwayne Montgomery	• Surgeon Base User Growth	• 25%
	• Maintenance of Selling Price	• 25%
	• Product Growth	• 25%
	• Reimbursement	• 25%

Determination of 2012 Cash Bonus Amounts

Company Revenue Target Component

The Company achieved total revenue for fiscal year 2012 in an amount less than 85% of the Company revenue target for fiscal year 2012. As a result, no cash bonus was earned with respect to the Company revenue target component of the 2012 Cash Bonus Plan.

Cash and Investments Balance Target Component

The Company maintained a cash and investments balance as of the end of fiscal year 2012 in an amount that was more than the Company cash and investments balance target for fiscal year 2012. As a result, 100% of the cash bonus was earned with respect to the Company cash and investments balance target component of the 2012 Cash Bonus Plan. However, since the minimum Company revenue target for fiscal year 2012 was not achieved, no cash bonus was paid with respect to the Company cash and investments balance target component of the 2012 Cash Bonus Plan.

Individual Performance Target Component

The following table sets forth our Compensation Committee’s determination with respect to the achievement of the individual performance targets by each of our named executive officers:

Name	Achievement of Individual Performance Objectives
Ken Reali	65%
Joseph Slattery	55%
Dwayne Montgomery	70%

Calculation of Cash Bonuses

The following table sets forth the calculation of the cash bonuses payable to the named executive officers with respect to the 2012 Cash Bonus Plan in light of the achievement with respect to the Company and individual performance targets as described above:

Name	2012 Target Cash Bonus ($)	Company Revenue Target Component	Achievement Percentage	Company Cash and Investments Target Component	Achievement Percentage	Individual Performance Target Component	Achievement Percentage	Total Cash Bonus ($)
Ken Reali	186,000	37.5%	0%	37.5%	100%	25%	65%	99,975
Joseph Slattery	119,768	37.5%	0%	37.5%	100%	25%	55%	61,381
Dwayne Montgomery	87,524	37.5%	0%	37.5%	100%	25%	70%	48,139

Long-Term Equity-Based Incentive Awards

We believe that equity ownership in the Company is important to align the financial interests of our executive officers with those of our stockholders and to provide our executive officers with long-term incentives to build value for our stockholders. We also believe that granting equity in the Company that vests over time promotes the long-term retention of our executive officers. Long-term equity grants are typically made to our executives pursuant to our 2007 Stock Incentive Plan, or the 2007 Plan. The 2007 Plan generally allows our Board to issue long-term equity awards to our executives in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Equity grants are typically made to our executives at regularly scheduled meetings of our Board.

Historically, we have provided our executive officers with long-term equity awards in the form of stock options. In accordance with the terms of the 2007 Plan, the exercise price of our options is set at the closing price of our common stock on Nasdaq on the grant date. We believe that stock options are an important element of total executive compensation because stock options:

•	Are consistent with our philosophy of aligning the compensation of our executive officers with the creation of value for our stockholders, as value is created for the executive only if the share price of our common stock increases during the option term;
•	Encourage the achievement of specific Company financial performance goals (separate of increases in the price of our common stock) that we believe are important to our long-term financial and operational success through the use of performance-based vesting provisions; and
•	Help retain key executives through the use of time-based vesting provisions that require vesting over a multi-year period.

Each executive officer was provided with an option grant when he joined us based upon his position with us, expected level of contribution, relevant prior experience and a review of comparable equity compensation data from other companies within the medical device industry. These initial grants typically vest over four years, and no shares vest before the one year anniversary of the date of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to more properly align the executive’s interests with our stockholders’ interests. We also utilize a four-year vesting schedule to ensure that the option grants provide meaningful retention qualities.

In addition to the initial option grants, our Board typically grants additional options each calendar year to our key employees, including our named executive officers. These additional grants are made to further incentivize our executives to perform in a manner that creates value for our stockholders, and to create an additional inducement for the executives to remain in the employ of the Company. These additional option grants generally vest over a period of four years for the reasons discussed above, although vesting conditions can vary with each grant in the discretion of the Board.

Option Grants in Fiscal Year 2012.  In fiscal year 2012, our Board approved option grants to certain key employees, including our named executive officers. The option grants to our named executive officers will vest as to 25% of the shares on the one year anniversary of the grant date, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date. In addition, one half of the stock option granted to Mr. Reali was subject to the Company obtaining a Category 1 CPT Code covering at least a single level AxiaLIF®. In fiscal year 2012, our Compensation Committee determined that this milestone was successfully achieved and, as a result, the portion of the stock option subject to this additional vesting requirement was earned (subject to the time-based vesting requirements discussed above).

The following table sets forth the number of options that were granted to each of our named executive officers in fiscal year 2012:

Name	Total Option Shares
Ken Reali	200,000	(1)
Joseph Slattery	70,000
Dwayne Montgomery	65,000

(1)	As discussed above, one half of these option shares were subject to a CPT Code milestone, which was achieved in 2012.

When determining the number of options to be granted to each named executive officer in fiscal year 2012, our Compensation Committee considered several factors that it deemed relevant, including the position and level of responsibility of the executives, our recent financial performance, the market price of our common stock on the grant date and an assessment of the aggregate number of options that our Compensation Committee believed we could reasonably afford to grant under the 2007 Plan in light of the shares remaining eligible for issuance under the plan. Our Compensation Committee also received input from Mr. Reali, our Chief Executive Officer. Our Compensation Committee did not assign a particular weight to any one factor in determining the amount of option grants, but instead applied a subjective approach in determining the amounts.

Retention Bonus Plan

In November 2011, our Compensation Committee approved a retention bonus plan for the benefit of certain of our key employees, including each of our named executive officers, with the goal of adding an additional retention component to our compensation program for executive officers. Under the retention bonus plan, participants were eligible to receive cash payments from the Company in an amount not to exceed 50% of each participant’s maximum bonus opportunity pursuant to the 2011 Cash Bonus Plan. In order to be eligible to receive some or all of the retention bonus opportunity, each participant must (i) be employed by the Company at the time the retention bonus was paid, (ii) be in “good standing” or not on a performance improvement plan, and (iii) meet the individual performance objectives set for such participant under the plan. Half of the retention bonus for each named executive officer was paid in March 2012 and the other half was paid in September 2012.

The 2011 target cash bonus amount, retention bonus percentage, and resulting target retention bonus payment for each named executive officer is set forth in the table below:

Name	2011 Base Salary	Retention Bonus Percentage	2012 Aggregate Retention Bonus Payment
Ken Reali	$360,000	25%	$90,000
Joseph Slattery	$293,550	20%	$58,710
Dwayne Montgomery	$283,250	15%	$42,488

The retention bonus plan was not renewed in 2012.

Perquisites and Other Benefits

We have a 401(k) plan for the benefit of all of our eligible employees, including our named executive officers. We do not provide for matching contributions under the 401(k) plan. We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including our named executive officers. We do not provide any benefits that would be considered “perquisites” under the rules established by the SEC.

Employment and Severance Arrangements

Employment Agreements

We have not entered into any employment agreements with our named executive officers.

Severance Agreements

In November 2011, our Compensation Committee approved and adopted a form of Employment Severance Agreement, which we refer to as the “Severance Agreement,” to be entered into with the Company’s executive officers, including each of our named executive officers, which we refer to as the “Eligible Officers.” Under the Severance Agreement, severance benefits are payable to an Eligible Officer, assuming the officer signs and complies with a release of claims in favor of the Company, if, during the term of the Severance Agreement and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the Eligible Officer’s employment is terminated by the Company as a result of an Involuntary Termination or a Resignation for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of the Eligible Officer’s current base salary for a period of 12 months following termination of employment (the “Severance Period,” as defined in the Severance Agreement), provided that any such payment will be offset by the amount of any compensation the Eligible Officer receives during the Severance Period from the Company or another employer, or as an independent contractor; (ii) the vesting of all of the Eligible Officer’s unvested stock options (as well as the vesting of any unvested restricted stock units or stock appreciation rights that may then be outstanding) upon the 12 month anniversary of the Change of Control; and (iii) reimbursement for the Eligible Officer’s medical and dental benefits during the Severance Period. The purpose of the Severance Agreements is, among other things, to provide the Eligible Officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change of Control.

On April 2, 2013, Mr. Montgomery resigned from his position with the Company, effective as of May 1, 2013. In connection with his resignation, we entered a General Release and Severance Agreement, or the Release Agreement, with Mr. Montgomery. Under the Release Agreement, Mr. Montgomery is entitled to receive severance in the aggregate amount of $170,186, payable in equal installment payments in accordance with our payroll schedule in exchange for a standard release of claims. The compensatory arrangements afforded under the Release Agreement are in lieu of any other compensation or benefits to which Mr. Montgomery otherwise might be entitled, including without limitation under his Severance Agreement.

Treatment of Equity Awards Upon a Change in Control

For all grants under our 2000 Stock Incentive Plan since October 2007, and for all grants under the 2007 Plan, upon a change in control event, defined as a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation or dissolution of the Company, each outstanding award will be treated as our Compensation Committee determines, including whether the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. Our Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. In addition, if the outstanding awards are assumed or substituted by an acquiring entity and the holder of the options is terminated without cause, as defined in the 2007 Plan, within 12 months after the change of control transaction, their awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee determines that doing so is in our best interests.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Financial Accounting Standards Board ASC Topic 718 — Stock Compensation. Under FASB ASC Topic 718 — Stock Compensation, we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

Section 162(m) of the Code limits the amount that we may deduct for certain compensation paid to our Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000.

Summary Compensation Table

The following table sets forth summary compensation information for the years ended December 31, 2012 and December 31, 2011 for our Chief Executive Officer and our other two most highly compensated executive officers for the fiscal year 2012. We refer to these persons as our “named executive officers” elsewhere in this report.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Ken Reali President, Chief Executive Officer	2012	370,000	90,000	352,800	99,975	—	912,775
	2011	359,801	—	308,400	22,500	—	690,701
Joseph Slattery Executive Vice President	2012	298,443	58,710	123,480	61,381	—	542,014
	2011	292,125	—	92,520	23,484	—	408,129
Dwayne Montgomery(4) Vice President of Commercial Operations	2012	290,331	42,488	114,660	48,139	—	495,618
	2011	281,874	—	82,240	14,233	—	378,347

(1)	The amounts in this column represent the dollar amount of the cash bonuses paid to our named executive officers under our retention bonus plan.
(2)	The amounts in this column represent the grant date fair value of the option awards recognized by us as an expense for financial accounting purposes in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in note 7 of our audited financial statements for the fiscal year ended December 31, 2012 included in the our Annual Report. The amounts for 2011 differ from those reported in our proxy statement for our annual meeting of stockholders in 2012, which reflected the option expense recorded in 2011 for each named executive officer instead of the grant date fair value of option awards granted in 2011.
(3)	The amounts in this column represent the dollar amount of the cash bonuses paid to our named executive officers under the 2012 Cash Bonus Plan and 2011 Cash Bonus Plan.
(4)	Mr. Montgomery resigned from his position with us, effective as of May 1, 2013.

Outstanding Equity Awards at Fiscal Year-End for 2012

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price	Option Expiration Date(2)
Ken Reali	1/12/2010	163,890		61,110		$3.34	1/12/2020
	1/12/2010	54,630		20,370		$3.34	1/12/2020
	2/22/2011	22,900		27,100		$3.54	2/22/2021
	2/22/2011	15,954		17,380	(3)	$3.54	2/22/2021
	1/25/2012	—		200,000		$2.83	1/25/2022
Joseph Slattery	11/29/2007	30,000	(4)	—		$19.66	11/29/2017
	6/04/2008	10,000	(4)	—		$14.56	6/04/2018
	6/03/2009	10,000	(4)	—		$8.13	6/03/2019
	4/19/2010	133,200		66,800		$3.56	4/19/2020
	2/22/2011	6,870		8,130		$3.54	2/22/2021
	2/22/2011	4,580		5,420	(3)	$3.54	2/22/2021
	1/25/2012	—		70,000		$2.83	1/25/2022
Dwayne Montgomery	3/23/2010	103,020		46,980		$3.52	3/23/2020
	2/22/2011	6,103		7,230		$3.54	2/22/2021
	2/22/2011	4,071		4,818	(3)	$3.54	2/22/2021
	1/25/2012	—		65,000		$2.83	1/25/2022

(1)	Unless otherwise noted, all options vest at the rate of 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the options are fully vested 48 months following the option grant date.
(2)	All stock option grants have a 10-year term.
(3)	The vesting of these stock options was initially tied to the achievement of specified Company performance milestones for fiscal year 2011. Upon achieving such milestones, the portion of the option subject to the milestones are subject to vesting as to 25% of the shares on the one year anniversary of the date of grant, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date.
(4)	Each of these options was issued to Mr. Slattery in connection with his prior service on our Board. Mr. Slattery resigned as a member of our Board in April 2010 and was subsequently appointed to the position of Executive Vice President and Chief Financial Officer.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has elected to engage PricewaterhouseCoopers LLP, or PricewaterhouseCoopers, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2013.

Although we are not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2012 and December 31, 2011:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$321,566	$345,664
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$321,566	$345,664

Audit Fees.  We paid PricewaterhouseCoopers fees in the aggregate of $321,566 and $345,664 for the fiscal years ended December 31, 2012 and December 31, 2011, respectively, for professional services rendered for the audits of our annual financial statements.

Audit-Related Fees.  We did not pay any fees to PricewaterhouseCoopers for assurance and related services for the fiscal years ended December 31, 2012 or December 31, 2011.

Tax Fees.  We did not pay any fees to PricewaterhouseCoopers for professional services for tax compliance, tax planning and tax advice for the fiscal years ended December 31, 2012 or December 31, 2011.

All Other Fees.  We did not pay any fees to PricewaterhouseCoopers for products or services provided by PricewaterhouseCoopers that are not reported in any other category.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accounting firm provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and audit related fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Board or the Audit Committee.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the Audit Committee Report set forth below shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in the Audit Committee charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the committee’s members in business, financial and accounting matters. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements relating to the fiscal year ended December 31, 2012 with PricewaterhouseCoopers and the Company’s management;
2.	The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
3.	The Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers, required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence; and
4.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The foregoing report is provided by the undersigned members of the Audit Committee.

Respectfully submitted,

David Simpson, Chairperson

PROPOSAL NO. 3

AMENDMENT TO OUR 2007 STOCK INCENTIVE PLAN

The Board unanimously approved our 2007 Stock Incentive Plan, or the 2007 Plan, on July 19, 2007, and our stockholders approved the 2007 Plan on August 29, 2007. The Board amended the 2007 Plan on April 23, 2009, which amendment was approved by our stockholders at our 2009 Annual Meeting of Stockholders. The Board also amended the 2007 Plan on April 12, 2011, which amendment was approved by our stockholders at our 2011 Annual Meeting of Stockholders.

Description of the Amendment to the 2007 Plan

On March 1, 2013, the Board approved, subject to and effective upon stockholder approval, an amendment to the 2007 Plan to increase the number of shares of our common stock available for issuance under the 2007 Plan by 4,000,000 shares from 3,600,000 shares to 7,600,000 shares. The additional requested shares represent approximately 8.85% of our total outstanding shares as of July 1, 2013.

Reasons for the Amendment

As of July 1, 2013, we had no shares remaining available for future grants under the 2007 Plan. The proposed increase in the total number of shares reserved for issuance under the 2007 Plan is based on the Board’s assessment of our anticipated needs under our equity compensation program. We believe that the grant of option awards under the 2007 Plan is a key component of our equity compensation program, which provides us with the ability to attract and retain qualified employees, non-employee directors and other service providers. Based upon our assessment of our anticipated grants under the 2007 Plan, we believe that the proposed increase in the number of shares will be sufficient to meet our equity compensation requirements for approximately three years from the date of the Annual Meeting.

If the amendment to the 2007 Plan is approved by the stockholders, it will be effective as of the date of the Annual Meeting. Otherwise, the 2007 Plan will remain in effect in its current form, subject to amendment from time to time as provided therein.

A summary of the 2007 Plan, as amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, a restated copy of which is attached as Annex A to this Proxy Statement. The attached copy of the 2007 Plan is not made a part of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN.

Description of the 2007 Plan, as Amended

General

The 2007 Plan provides for the issuance of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, and stock appreciation rights. Participants in the 2007 Plan may be granted any one of the equity awards or any combination thereof, as determined by our Compensation Committee. The following is a summary of the principal provisions of the 2007 Plan. The summary does not purport to be a complete description of all of the provisions of the 2007 Plan. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, a restated copy of which is attached as Annex A to this Proxy Statement.

Purpose.  The purpose of the 2007 Plan is to (a) enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative, and efforts the successful conduct and development of our business largely depends and (b) provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in our ownership that is tied to our performance, thereby giving them an interest in our success and increased value.

Shares Reserved for Issuance.  We currently have reserved 3,600,000 shares of common stock for issuance under the 2007 Plan. If our stockholders approve the amendment proposed herein, the number of shares available for issuance under the 2007 Plan will be increased by 4,000,000 shares to 7,600,000 shares. The additional requested shares represent approximately 8.85% of our total outstanding shares as of July 1, 2013.

Limitations on Awards.   If our stockholders approve the amendment proposed herein, a maximum of 7,600,000 shares (an increase of 4,000,000 shares from the prior limit of 3,600,000 shares) of common stock may be issued and sold under certain types of awards granted under the 2007 Plan. No Participant (as defined below) will be granted stock options or stock appreciation rights in any one calendar year pursuant to which the aggregate number of shares of common stock that may be acquired under such stock options or stock appreciation rights exceeds 250,000 shares (except in the case of certain changes to our capital structure, such as a stock split). In addition, no Participant will be granted restricted stock awards or restricted stock units in any one calendar year pursuant to which the aggregate number of shares of common stock governed by such restricted stock awards or restricted stock units, as applicable, exceeds 250,000 shares (except in the case of certain changes to our capital structure, such as a stock split).

Administration.   The 2007 Plan provides that it will be administered by a committee comprised of at least two members of the Board of Directors. The Board of Directors may limit the composition of the committee to persons necessary to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and Section 16 of the Exchange Act. The Board has delegated administration of the 2007 Plan to the Compensation Committee, which is therefore deemed to be the “Committee” under the 2007 Plan.

The Committee has such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2007 Plan. Subject to the limitations on eligibility discussed above, the specific provisions of the 2007 Plan, and applicable law, the Committee has the full and final authority to do various acts, including, but not limited to, the following: (i) to determine who will receive awards under the 2007 Plan and the times at which such awards will be granted, the number of shares of common stock that are covered by each award, and the consideration to be received by us upon the exercise or sale, as applicable, of such awards; (ii) to interpret the 2007 Plan; (iii) to create, amend, or rescind rules and regulations relating to the 2007 Plan; (iv) to determine the terms, conditions, and restrictions contained in, and the form of, each award; (v) to accelerate the vesting of any stock option or stock appreciation right or waive any of our repurchase rights with respect to restricted stock awards or restricted stock units; (vi) to extend the expiration date of any stock option or stock appreciation right; and (vii) to make all other determinations necessary or advisable for the administration of the 2007 Plan, but only to the extent not contrary to the express provisions of the 2007 Plan.

Any action, decision, interpretation, or determination made in good faith by the Committee in the exercise of its authority conferred upon it under the 2007 Plan will be final and binding on all Participants.

Eligibility.   The persons described below who are included within the group of potential participants in the 2007 Plan are individually referred to as a “Participant” and collectively as the “Participants.”

Incentive Stock Options.  Only our employees and employees of our affiliated companies are eligible to receive incentive stock options under the 2007 Plan. To the extent that the aggregate fair market value of the common stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under all of our incentive stock option plans exceeds $100,000, the options representing such excess will be treated as nonqualified stock options for tax purposes. The fair market value of the common stock as of the date of grant of the option is used to determine whether the $100,000 limit is exceeded.

Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, and Stock Appreciation Rights.  Our employees and employees of our affiliated companies, any member of our Board of Directors, whether or not he or she is employed by us, and consultants and other persons who provide services to us or any of our subsidiaries are eligible to receive nonqualified stock options, restricted stock awards, restricted stock units, and stock appreciation rights under the 2007 Plan.

As of July 1, 2013, there were approximately 140 persons who were eligible to be Participants under the 2007 Plan.

Types of Awards

The 2007 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, and stock appreciation rights, which are described below. As of July 1, 2013, the closing price of our common stock as reported on the NASDAQ Global Market was $2.34 per share.

Stock Options.   A stock option is an agreement that entitles a Participant to purchase from us a fixed number of shares of common stock at a fixed purchase price per share (also called the “exercise price”) for a fixed period of time, which may not exceed ten years (or five years in the case of a ten percent stockholder, as defined below). The specific terms and conditions of each stock option, including when the right to exercise the option vests, the number of shares subject to the option and the exercise price per share, are stated in each stock option agreement that is granted. Stock options granted under the 2007 Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options as determined by the Committee at the time of grant. However, the Code prevents us from granting incentive stock options to any person who is not our employee.

The exercise price of incentive stock options and nonqualified stock options granted under the 2007 Plan must be at least equal to the fair market value of our common stock as of the date of grant. In the case of stock options granted to a person who owns ten percent or more of the total combined voting power of all classes of our stock, referred to herein as a ten percent stockholder, the exercise price must be at least equal to 110% of the fair market value of our common stock as of the date of grant. If our common stock is then listed or traded on any stock exchange which reports closing sale prices, the “fair market value” will be the closing sale price on the date of valuation on that exchange. If no closing sale price is quoted on the date of valuation, or, if no sale takes place that day on the exchange, then the fair market value will be the closing sale price on the most recent prior day on which a sale occurred.

Each of our non-employee directors will automatically be granted a nonqualified option to purchase 30,000 shares of common stock upon his or her commencement of service on the Board of Directors and, on the date of every annual meeting of stockholders thereafter, will automatically be granted a nonqualified option to purchase 10,000 shares of common stock (provided, that on such date he or she is a non-employee director and provided further that he or she has been a director for at least six months). For the initial grant, the exercise price of such nonqualified options will be at the fair market value of the common stock on the date of commencement of such director’s service on the Board of Directors. Thereafter, the exercise price of such nonqualified options will be at the fair market value of the common stock on the date of grant. The nonqualified options granted for the initial election to the Board of Directors will vest in four equal annual installments on the anniversary date of such grant and all other such nonqualified options will become exercisable immediately on the date of grant. The term of such nonqualified options will be ten years.

Restricted Stock Awards.   A restricted stock award is the issuance of shares of our common stock subject to such terms, restrictions and conditions as are set forth in each restricted stock award agreement, including, but not limited to, when ownership of the stock vests, the number of shares subject to the grant and the price per share, if any.

The purchase price, if any, for restricted stock awards will be determined by the Committee in its sole discretion. The Committee may, in its discretion, provide that no payment is required for such awards. However, such price may not be less than the par value of a share of our common stock on the date of grant, unless otherwise permitted by applicable state law.

Restricted Stock Units.   A restricted stock unit entitles a Participant to receive, per unit granted, one share of our common stock after such Participant meets certain vesting requirements set forth in the applicable restricted stock unit agreement. The specific terms and conditions of each restricted stock unit, including when each such unit vests, the number of shares subject to the unit, and the purchase price, if any, are stated in each restricted stock unit agreement that is granted.

The purchase price, if any, for restricted stock units will be determined by the Committee in its sole discretion. The Committee may, in its discretion, provide that no payment is required for such units. However, such price may not be less than the par value of a share of our common stock on the date of grant, unless otherwise permitted by applicable state law.

Stock Appreciation Rights.   A stock appreciation right is a contractual right that may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic settlement of the right, over a specified period of time, in either case not to exceed ten years. Subject to certain restrictions, terms, and conditions contained in each stock appreciation right agreement that is granted, the exercise or settlement of the stock appreciation right will entitle its holder to receive an amount in shares of our common stock equal to the quotient obtained by dividing (A) the excess of the fair market value of a share of our common stock over the base value per share covered by such stock appreciation right, multiplied by the number of shares as to which such stock appreciation right is exercised, by (B) the fair market value of such shares on the date of exercise or settlement. The “base value” per share of common stock covered by each stock appreciation right will be determined by the Committee, except that the base value will not be less than 100% of the fair market value of the common stock on the date the stock appreciation right is granted.

Payment for Awards

Payment for Stock Options.   The Participant must pay us the entire exercise price for such Participant’s shares at the time such Participant exercises an option within the time limits of the applicable award agreement. At the discretion of the Committee, such Participant may make payment by a variety of methods, including the following: (i) tender of U.S. dollars in cash or check; (ii) surrender of shares of our common stock; (iii) a “net exercise” (as described in the 2007 Plan); (iv) the surrender and cancellation of then vested options; (v) the cancellation of our indebtedness to the Participant; (vi) the waiver of compensation due or accrued to the Participant for services rendered; (vii) a “same day sale” commitment from the Participant and a FINRA Dealer (as described in the 2007 Plan); (viii) a “margin” commitment from the Participant and a FINRA Dealer (as described in the 2007 Plan); or (ix) any combination of the foregoing methods of payment or any other consideration or method of payment as permitted by applicable law.

Payment for Restricted Stock Awards or Restricted Stock Units.   The Participant must pay us the full purchase price, if any, for any restricted stock awards or restricted stock units within the time limits of the applicable award agreement. At the discretion of the Committee, the Participant may make payment by a variety of methods, including the following: (i) tender of U.S. dollars in cash or check; (ii) surrender of shares of our common stock, which surrendered shares will be valued at the fair market value as of the date of such exercise; (iii) cancellation of our indebtedness to the Participant; (iv) waiver of compensation due or accrued to the Participant for services rendered; or (v) any combination of the foregoing methods of payment or any other consideration or method of payment as permitted by applicable law.

If a Participant exercises a nonqualified stock option or receives payment pursuant to other awards under the 2007 Plan, such Participant also will be required to pay or make adequate provision for any withholding taxes applicable to the exercise of such Participant’s option or receipt of payment.

Vesting of Awards

The Committee has the authority to determine the time or times at which, and the condition or conditions upon which, awards granted under the 2007 Plan become exercisable or “vested.” In certain cases, awards may vest in one or more installments upon the achievement of one or more specified performance goals, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events. Such performance goals include, but are not limited to, the following: (i) sales; (ii) operating income; (iii) pre-tax income; (iv) earnings before interest, taxes, depreciation and amortization; (v) earnings per share of common stock on a fully diluted basis; and (vi) consolidated net income divided by the average consolidated common stockholders equity.

In most cases, awards will vest based on continuous employment or service. Vested stock options and stock appreciation rights generally may be exercised by a Participant while employed by us or engaged by us for services, or within a specified period of time after termination of such employment or other service. Upon vesting of shares of restricted stock, such shares will be released to the Participant free of restrictions. Upon the vesting of restricted stock units or stock appreciation rights subject to settlement, the number of shares to which the Participant is entitled will be issued and delivered to the Participant, subject to the satisfaction of tax withholding obligations. If shares covered by an award fail to vest, they will be forfeited. In the case of restricted stock awards, if the Participant paid for the shares, we will have the right to repurchase them at the price that was paid by the Participant.

Incentive Awards Not Transferable

Stock options and stock appreciation rights are nontransferable, other than by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or in any manner permitted by the Committee, in its sole discretion, that is not prohibited by the Code. However, at the Committee’s discretion and in accordance with its rules, a Participant may be permitted to transfer some of all of such Participant’s nonqualified options or stock appreciation rights to one or more “family members,” provided that (i) such Participant and such Participant’s representative remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such nonqualified option or stock appreciation right, as applicable; (ii) such Participant notifies us in writing that such transfer has occurred and discloses to us the name and address of the “family member” or “family members” and their relationship to such Participant; and (iii) such transfer will be effected pursuant to transfer documents in a form provided by the Committee. For purposes of the foregoing, the term “family member” has the meaning ascribed to it in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act.

Until vested, restricted stock awards and restricted stock units generally may not be sold, pledged, or otherwise encumbered or disposed of, and will not be assignable or transferable except by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or except as expressly authorized by the Committee in its sole discretion.

Rights as a Stockholder

A Participant will have no rights or privileges as a stockholder with respect to any shares of our common stock covered by stock options, stock appreciation rights, or restricted stock units until such time as, and only to the extent that, such award has been exercised or settled and the underlying shares have been issued to the Participant. A Participant will have the rights of a stockholder, including voting and dividend rights, with respect to restricted stock awards issued to the Participant, subject to the terms and restrictions of the restricted stock award agreement.

Repricing Prohibited

Neither the Board of Directors nor the Committee will be permitted to reprice any stock option or stock appreciation right without the prior approval of our stockholders, evidenced by a majority of votes cast.

Adjustments Upon a Change in our Capital Structure or a Change in Control

The Committee will adjust the aggregate number and kind of shares subject to the 2007 Plan (including an adjustment to the maximum share limitations imposed by Section 162(m) of the Code and otherwise contained in the 2007 Plan), and the number and kind of shares and the exercise price per share subject to outstanding awards, if, by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, we (i) increase or decrease the number of outstanding shares of our common stock or (ii) convert or exchange shares of our common stock into a different number or kind of our shares or other securities. Any changes the Committee makes will preserve, as nearly as practical, the benefits to persons then holding awards under the 2007 Plan, but will not increase any such benefits.

If, at any time, (i) a person or entity acquires more than 50% of our outstanding voting securities; (ii) we enter into a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (iii) we enter into a reverse merger in which we are the surviving entity but in which more than 50% of our stock is transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) we sell, transfer, or otherwise dispose of all or substantially all of our assets; or (v) we completely liquidate or dissolve, then the successor corporation or its parent or subsidiary will have the option to assume the outstanding awards or replace them with comparable incentive awards under a new incentive plan. However, if the outstanding awards under the 2007 Plan are not assumed by the successor entity or replaced with comparable incentive awards under a new incentive plan, then all outstanding stock options and stock appreciation rights will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable effective as of immediately prior to the consummation of the change in control transaction. In addition, if the outstanding stock options and stock appreciation rights are assumed or substituted by an acquiring entity and the holder of the stock option or stock appreciation right is terminated without cause within twelve months after the change of control transaction, such holder’s awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable as of the date of such termination.

Outstanding stock options and stock appreciation rights will terminate and cease to be exercisable upon consummation of a change in control except to the extent that such awards are assumed by the successor entity (or parent) pursuant to the terms of the change in control transaction.

Amendment and Termination

The Board of Directors may, at any time, alter, amend, suspend or terminate the 2007 Plan, provided however, that no such alteration, amendment, suspension or termination will be made which will substantially affect or impair the rights of any Participant under an outstanding option agreement or restricted stock award agreement without such Participant’s consent.

Term

Unless previously terminated, the 2007 Plan will terminate on July 19, 2017, which is the tenth anniversary of the date of its adoption by the Board of Directors.

Summary of Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences to Participants of awards made under the 2007 Plan. Participation in the 2007 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Stock Options.   A Participant will not recognize any income upon the grant of a stock option. A Participant will recognize income taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option. The Company will be entitled to a corresponding tax deduction for the income recognized by the Participant. A Participant who is an employee of the Company will be subject to income tax withholding on the ordinary income recognized upon exercise of a nonqualified stock option. A Participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the Participant is an employee of the Company or within three months (one year if the Participant is disabled within the meaning of Section 22(c)(3) of the Code) following the Participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the incentive stock option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the Participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards.   A Participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the Participant makes an election to be taxed at the time such restricted stock award is granted under Section 83(b) of the Code. If such election is made, the Participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the Participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a Participant by making the above-described Section 83(b) election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a Participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding tax deduction, except to the extent the limit of Section 162(m) of the Code applies.

Restricted Stock Units.   A Participant will not recognize taxable income upon the grant of a restricted stock unit and the Company will not be entitled to a tax deduction at that time. When the Participant receives shares pursuant to a restricted stock unit that is settled in shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the shares are restricted at that time. If the shares are unrestricted at that time, the Participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by the Participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.

Stock Appreciation Rights.   A Participant will not recognize any income upon the grant of a stock appreciation right. A Participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a stock appreciation right equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding tax deduction.

Compliance with Section 162(m).   Section 162(m) of the Code limits the income tax deduction by the Company for certain compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1 million per year. Compensation realized with respect to stock options awarded under the 2007 Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to stock appreciation rights awarded under the 2007 Plan, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2007 Plan be approved by the Company’s current stockholders. In addition, other types of awards under the 2007 Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m).

Compliance with Section 409A.   Section 409A of the Code prescribes certain requirements for nonqualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Awards granted under the 2007 Plan with a deferral feature, if any, will be subject to the requirements of Section 409A. The Company seeks to structure all awards granted under the 2007 Plan to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time. However, if an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Contingent Option Awards

On May 30, 2013, our Board approved the issuance of options to purchase 401,500 shares to certain of the Company’s directors, executive officers and employees under the 2007 Plan in connection with the Merger. As a result of the current limit of 3,600,000 shares available under the 2007 Plan, these options have been granted subject to obtaining stockholder approval of the amendment to the 2007 Plan at the Annual Meeting as discussed above. If our stockholders approve the amendment to the 2007 Plan as proposed, the number of shares available for issuance under the 2007 Plan will be increased by 4,000,000 shares to 7,600,000 shares.

The following table sets forth the option grants that were approved for issuance on May 30, 2013 to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including current officers who are not executive officers, as a group.

New Plan Benefits

Name and Position	No. of Shares Underlying Options
Ken Reali President, Chief Executive Officer	—
Joseph Slattery Executive Vice President	—
Dwayne Montgomery(1) Vice President of Commercial Operations	—
All current executive officers as a group	60,000	(2)
All current directors who are not executive officers as a group	60,000	(3)
All employees, including current officers who are not executive officers, as a group	281,500	(2)

(1)	Mr. Montgomery resigned from his position with us, effective as of May 1, 2013.
(2)	These option awards are comprised of incentive stock options, which shall vest as to 25% of the shares on the one year anniversary of the effective time of the Merger, and then in 36 equal monthly installments thereafter.
(3)	These option awards are comprised of non-qualified stock options, which shall vest as to 25% of the shares on the one year anniversary of the directors’ appointment, and then in three equal annual installments thereafter.

Plan Awards

The following table sets forth with respect to each individual and group listed below the number of shares of common stock issued or issuable pursuant to stock options granted (or currently subject to stockholder approval) under the 2007 Plan since the 2007 Plan’s inception on July 19, 2007 through July 1, 2013. Any future awards to eligible participants under the 2007 Plan are subject to the discretion of the Committee and therefore are not determinable at this time. To date, no restricted stock, restricted stock units or stock appreciation rights have been granted under the 2007 Plan. The table does not include grants made under any other compensation plan. Amounts reported are the gross number of shares underlying grants; 2,047,165 options have been forfeited upon termination of service.

Cumulative Grants Since Plan Inception in 2007

Name and Position	No. of Shares Underlying Options
Ken Reali President, Chief Executive Officer	818,918
Joseph Slattery Executive Vice President	465,000
Dwayne Montgomery(1) Vice President of Commercial Operations	155,000
Russell C. Hirsch, M.D., Ph.D.(2)	30,000
David Simpson	50,000
Roderick A. Young(2)	30,000
All current executive officers as a group(3)	2,191,418
All current directors who are not executive officers as a group(3)	320,000
All associates of directors, executive officers or nominees	—
All other persons who received or are to receive 5% of plan awards	—
All employees, including all current officers who are not executive officers, as a group(4)	3,684,750

(1)	Mr. Montgomery resigned from his position with us, effective as of May 1, 2013.
(2)	These option awards are subject to obtaining stockholder approval of the amendment to the 2007 Plan at the Annual Meeting.
(3)	Includes 60,000 shares underlying option awards that are subject to obtaining stockholder approval of the amendment to the 2007 Plan at the Annual Meeting.
(4)	Includes 281,500 shares underlying option awards that are subject to obtaining stockholder approval of the amendment to the 2007 Plan at the Annual Meeting.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,441,300	$4.29	1,117,523	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,441,300	$4.29	1,117,523

(1)	The number of securities remaining available for future issuance includes securities under the following plans in the amounts indicated: the 2007 Plan — 718,557 shares (all of which are available for issuance in the form of restricted stock, restricted stock units or stock appreciation rights); and our 2007 Employee Stock Purchase Plan — 398,966 shares.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge stockholders to carefully read the “Executive Compensation” section of this Proxy Statement beginning on page 23, which describes how our executive compensation policies and procedures operate and the decisions made by our Compensation Committee with respect to the compensation paid to our named executive officers in 2012. Our Board and our Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

Therefore, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Baxano Surgical, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related narrative disclosure.”

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD

/s/ Ken Reali

Ken Reali
President and Chief Executive Officer

Raleigh, North Carolina
July 5, 2013

ANNEX A

BAXANO SURGICAL, INC.

2007 STOCK INCENTIVE PLAN
(ORIGINALLY ADOPTED ON JULY 19, 2007, SUBSEQUENTLY AMENDED ON APRIL 23, 2009, APRIL 12, 2011, AND MARCH 1, 2013, BY RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS AND SUBJECT TO STOCKHOLDER APPROVAL)

TRANS1 INC.
2007 STOCK INCENTIVE PLAN

The 2007 STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 19th day of July, 2007 (the “Effective Date”) by TranS1 Inc., a Delaware corporation (the “Company”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes.  The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company.  “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Base Value.  “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4 Board.  “Board” means the Board of Directors of the Company.

2.5 Change in Control.  “Change in Control” means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (v) a complete liquidation or dissolution of the Company.

2.6 Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.8 Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.9 Company.  “Company” means TranS1 Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.10 Continuous Service.  “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Service Provider.

2.11 Covered Employee.  “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.12 Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13 DRO.  “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.14 Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.15 Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.17 Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.18 FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.19 Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.20 Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.21 Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.5 below, it shall to that extent constitute a Nonqualified Option.

2.22 Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.23 Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.24 Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.25 Optionee.  “Optionee” means any Participant who holds an Option.

2.26 Participant.  “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.27 Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Sales;

(b) Operating income;

(c) Pre-tax income;

(d) Earnings before interest, taxes, depreciation and amortization;

(e) Earnings per share of Common Stock on a fully-diluted basis;

(f) Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(g) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(h) Adjusted operating cash flow return on income;

(i) Cost containment or reduction;

(j) The percentage increase in the market price of the Common Stock over a stated period;

(k) Return on assets;

(l) New Company product introductions;

(m) Obtaining regulatory approvals for new or existing products; and

(n) Individual business objectives.

2.28 Purchase Price.  “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero, subject to limitations under applicable law.

2.29 Repurchase Right.  “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.30 Restricted Stock.  “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.31 Restricted Stock Award.  “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32 Restricted Stock Award Agreement.  “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.33 Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.34 Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.35 Stock Appreciation Right.  “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof the exercise of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

2.36 Stock Appreciation Right Agreement.  “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Stock Appreciation Rights under the Plan.

2.37 Stock Appreciation Rights Holder.  “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.38 10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.39 Terminated Without Cause.  “Terminated Without Cause” means the Participant’s Continuous Service has been terminated by the Company (or its successor) for any reason other than (a) the commission by Participant of a material breach of his or her duty of loyalty to the Company, (b) the commission by Participant of any felony, or a misdemeanor if the misdemeanor involves moral turpitude or is reasonably likely, in the judgment of the Company to have a material adverse effect upon the business or reputation of the Company within its industry or among the Company’s suppliers or among its prospective customers, or (c) Participant’s material failure or refusal to perform his or her assigned duties. In addition to the foregoing, if the Participant’s Continuous Service is terminated by the Company or by the Participant for any of the following reasons after a Change in Control, such Participant shall be deemed to be “Terminated Without Cause”: (a) the relocation of Participant more than 50 miles from his or her current place of Continuous Service, (b) a material diminution of the Participant’s duties, responsibilities or title, (c) a material diminution in Participant’s compensation or benefits; or (d) a material breach of the Company’s obligations to pay compensation or provide benefits to Participant.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3 Section 162(m) Limitation.  In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds Two Hundred Fifty Thousand (250,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In no event shall any Participant be granted Restricted Stock Awards in any one calendar year pursuant to which the aggregate number of shares of Common Stock governed by such Restricted Stock Awards exceeds Two Hundred Fifty Thousand (250,000), subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.  The number of shares of Common Stock that may be issued under the Plan shall be Seven Million Six Hundred Thousand (7,600,000) shares. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

4.2 Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3 and 4.2 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2 Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4 Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, if any), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) a “Net Exercise,” which provides that, without the payment of cash, the Optionee receives that number of shares of Common Stock otherwise issuable upon exercise of the Option less that number of shares having an aggregate trading price on the trading day of exercise equal to the sum of the aggregate Exercise Price that would have been paid by the Optionee to acquire such shares and the combined income tax withholding and employment taxes payable by the Optionee, (e) the surrender and cancellation of then vested options, which shall mean the simultaneous Net Exercise of this Option, as described in (d) of this Section 5.4, and the surrender of the shares acquired thereby for the purpose of exercising any additional vested Options that the Optionee holds in accordance with the method described in (c) of this Section 5.4, to purchase shares of common stock, owned by the Optionee, which surrendered and cancelled options shall be valued at the Common Stock’s Fair Market Value as of the date of such exercise minus the exercise price of such option; (f) the cancellation of indebtedness of the Company to the Optionee; (g) the waiver of compensation due or accrued to the Optionee for services rendered; (h) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (i) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (j) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options.  Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6 Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8 Nontransferability of Options.  Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and

(iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Non-Employee Directors.  Each non-employee director of the Company shall automatically be granted a Nonqualified Option to purchase 30,000 shares of Common Stock (subject to vesting as provided below) upon his or her commencement of service on the Board of Directors from and after the date hereof and on the date of every annual meeting of stockholders thereafter shall automatically be granted a Nonqualified Option to purchase 10,000 shares of the Common Stock (provided, that on such date he or she is a non-employee of the Company and provided further that he or she has been a director for at least six months). The exercise price of such Nonqualified Options, in the case of the initial grant, shall be at the Fair Market Value of the Common Stock on the date of commencement of such director’s service on the Board of Directors and, thereafter, shall be at the Fair Market Value of the Common Stock on the date of grant. The Nonqualified Options granted for the initial election to the board shall vest in four equal annual installments on the anniversary date of such grant and all other such Nonqualified Options shall become exercisable immediately on the date of the grant. The term of such Nonqualified Options shall be ten years.

5.10 Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.11 Repricing Prohibited.  Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.12 Compliance with Code Section 409A.  Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock.  The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount.  Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4 Vesting of Restricted Stock.  The Restricted Stock Award Agreement shall specify the date or dates the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5 Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions.  Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

6.7 Compliance with Code Section 409A.  Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units.  The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Unit Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Unit Award Agreement may be different from each other Restricted Stock Unit Award Agreement.

7.3 Purchase Price.

(a) Amount.  Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units.  The Restricted Stock Unity Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and may vest.

7.5 Rights as a Stockholder.  Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Unit Award Agreement and the terms and conditions of the Plan.

7.6 Restrictions.  Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Unit Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such rights.

7.7 Compliance with Code Section 409A.  Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Participant selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or subject to settlement at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or settlement of a Stock Appreciation Right at any time.

8.2 Stock Appreciation Right Agreements.  Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Right Agreement shall be duly executed and delivered by or on behalf of the Company to the Participant to whom such Stock Appreciation Right was granted. Each Stock Appreciation Right Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3 Base Value.  The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator, except that the Base Value of a Stock Appreciation Right shall not be less than 100% of Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

8.4 Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than ten (10) years after the date it is granted.

8.5 Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.

8.6 Exercise or Settlement of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the holder of the Stock Appreciation Right a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7 Repricing Prohibited.  Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right Award that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

8.8 Nontransferability of Stock Appreciation Rights.  Except as otherwise provided in this Section 8.8, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the holder of Stock Appreciation Rights, Stock Appreciation Rights shall be exercisable only by such holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, holders of Stock Appreciation Rights may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9 Rights as a Stockholder.  A Stock Appreciation Right holder or permitted transferee of a Stock Appreciation Right holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates representing shares issued upon such exercise or settlement have been issued to such person.

8.10 Compliance with Code Section 409A.  Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Rights Awards must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1 Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2 Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or Stock Appreciation Right Agreement or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

9.3 Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

CHANGE IN CONTROL

10.1 Options and Stock Appreciation Rights.  In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options and Stock Appreciation Right Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

(c) If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause within twelve (12) months following consummation of the Change in Control.

(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Rights Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) – 10.1(d) above.

(f) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2 Restricted Stock Awards.  In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) If, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause within twelve (12) months following consummation of a Change in Control.

ARTICLE 11.

AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendments.  The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2 Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.

TAX WITHHOLDING

12.1 Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, then with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 13.

MISCELLANEOUS

13.1 Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

13.2 No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

13.3 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

13.4 Annual Reports.  During the term of this Plan, if required by applicable law or the rules and regulations of a national securities exchange, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

0

PROXY

BAXANO SURGICAL, INC.

Annual Meeting of Stockholders
Tuesday, August 20, 2013
10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Ken Reali and Joseph Slattery, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all common stock of Baxano Surgical, Inc. ("Baxano Surgical"), which the undersigned is entitled to represent and vote at the 2013 Annual Meeting of Stockholders of Baxano Surgical to be held at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615 on August 20, 2013, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, and to vote all shares of the common stock of Baxano Surgical standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time prior to its use. The undersigned directs that this Proxy be voted as follows:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BAXANO SURGICAL, INC.

August 20, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://ir.baxanosurgical.com/proxy.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000000000 7 082013

THE DIRECTORS RECOMMEND A VOTE "FOR" EACH OF THE NOMINEES IN ITEM 1 AND A VOTE "FOR" ITEMS 2, 3, AND 4
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Russell C. Hirsch, M.D., Ph.D.
- ○ David Simpson
- ○ Roderick A. Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of PricewaterhouseCoopers LLP as Baxano Surgical's independent registered public accounting firm for the fiscal year ending December 31, 2013:	☐	☐	☐
3. Approval of an amendment to Baxano Surgical's 2007 Stock Incentive Plan, which will increase the number of shares of Baxano Surgical common stock available for issuance under the plan by an additional 4,000,000 shares:	☐	☐	☐
4. Approval, on a non-binding advisory basis, of the compensation paid to Baxano Surgical's named executive officers:	☐	☐	☐

5. In their discretion, on such other business as may properly come before the 2013 Annual Meeting of Stockholders of Baxano Surgical or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED ON THIS PROXY, "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS BAXANO SURGICAL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013, "FOR" THE APPROVAL OF AN AMENDMENT TO BAXANO SURGICAL'S 2007 STOCK INCENTIVE PLAN, AND "FOR" THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.